Exhibit 10.1

Published CUSIP Number: 23314TAS8

SECOND AMENDED AND RESTATED CREDIT AND TERM LOAN AGREEMENT

Dated as of April 8, 2015

among

DCT INDUSTRIAL OPERATING PARTNERSHIP LP,

a Delaware limited partnership,

as the Borrower

The Lenders Party Hereto

and

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION

PNC BANK, NATIONAL ASSOCIATION

as Syndication Agents,

and

CAPITAL ONE NATIONAL ASSOCIATION,

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A.

MUFG UNION BANK, N.A.

REGIONS BANK,

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

WELLS FARGO SECURITIES, LLC

PNC CAPITAL MARKETS LLC

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1

1.01	DEFINED TERMS	1
1.02	OTHER INTERPRETIVE PROVISIONS	33
1.03	ACCOUNTING TERMS	33
1.04	ROUNDING	34
1.05	TIMES OF DAY; RATES	34
1.06	LETTER OF CREDIT AMOUNTS	34

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		34

2.01	THE LOANS	34
2.02	BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS	35
2.03	BID LOANS	37
2.04	LETTERS OF CREDIT	40
2.05	SWING LINE LOANS	49
2.06	PREPAYMENTS	52
2.07	REDUCTION OR TERMINATION OF COMMITMENTS	53
2.08	REPAYMENT OF LOANS	54
2.09	INTEREST	54
2.10	FEES	55
2.11	COMPUTATION OF INTEREST AND FEES	55
2.12	EVIDENCE OF DEBT	56
2.13	PAYMENTS GENERALLY; ADMINISTRATIVE AGENT’S CLAWBACK	56
2.14	SHARING OF PAYMENTS BY LENDERS	58
2.15	EXTENSION OF MATURITY DATE IN RESPECT OF THE REVOLVING CREDIT FACILITY	59
2.16	INCREASE IN COMMITMENTS	59
2.17	CASH COLLATERAL	61
2.18	DEFAULTING LENDERS	62

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		64

3.01	TAXES	64
3.02	ILLEGALITY	69
3.03	INABILITY TO DETERMINE RATES	70
3.04	INCREASED COSTS; RESERVES ON EURODOLLAR RATE LOANS	71
3.05	COMPENSATION FOR LOSSES	72
3.06	MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS	73
3.07	SURVIVAL	74

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		74

4.01	CONDITIONS OF INITIAL CREDIT EXTENSION	74
4.02	CONDITIONS TO ALL CREDIT EXTENSIONS	76

ARTICLE V. REPRESENTATIONS AND WARRANTIES		76

5.01	EXISTENCE, QUALIFICATION AND POWER	76
5.02	AUTHORIZATION; NO CONTRAVENTION	76
5.03	GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS	77
5.04	BINDING EFFECT	77
5.05	FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT	77
5.06	LITIGATION	77
5.07	NO DEFAULT	78
5.08	OWNERSHIP OF PROPERTY; LIENS	78
5.09	ENVIRONMENTAL COMPLIANCE	78
5.10	INSURANCE	78
5.11	TAXES	78
5.12	ERISA COMPLIANCE	78

- i -

5.13	SUBSIDIARIES; EQUITY INTERESTS	79
5.14	MARGIN REGULATIONS; INVESTMENT COMPANY ACT	79
5.15	DISCLOSURE	80
5.16	COMPLIANCE WITH LAWS	80
5.17	TAXPAYER IDENTIFICATION NUMBER	80
5.18	INTELLECTUAL PROPERTY; LICENSES, ETC.	80
5.19	REIT STATUS	80
5.20	UNENCUMBERED PROJECTS	81
5.21	OFAC	82
5.22	ANTI-CORRUPTION LAWS	82

ARTICLE VI.		83

AFFIRMATIVE COVENANTS		83

6.01	FINANCIAL STATEMENTS AND OTHER INFORMATION	83
6.02	NOTICES	84
6.03	PAYMENT OF OBLIGATIONS	85
6.04	PRESERVATION OF EXISTENCE, ETC.	85
6.05	MAINTENANCE OF PROPERTIES	85
6.06	MAINTENANCE OF INSURANCE	86
6.07	COMPLIANCE WITH LAWS	86
6.08	BOOKS AND RECORDS	86
6.09	INSPECTION RIGHTS	86
6.10	USE OF PROCEEDS AND LETTERS OF CREDIT	86
6.11	REIT STATUS	86
6.12	SUBSIDIARY GUARANTEES	86
6.13	ANTI-CORRUPTION LAWS	87

ARTICLE VII. NEGATIVE COVENANTS		87

7.01	LIENS	87
7.02	INVESTMENTS	87
7.03	FUNDAMENTAL CHANGES	88
7.04	INTENTIONALLY DELETED	89
7.05	RESTRICTED PAYMENTS	89
7.06	CHANGE IN NATURE OF BUSINESS	89
7.07	TRANSACTIONS WITH AFFILIATES	89
7.08	INTENTIONALLY DELETED	89
7.09	USE OF PROCEEDS	89
7.10	FINANCIAL COVENANTS	89
7.11	SANCTIONS	90
7.12	ANTI-CORRUPTION LAWS	90

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		90

8.01	EVENTS OF DEFAULT	90
8.02	REMEDIES UPON EVENT OF DEFAULT	92
8.03	APPLICATION OF FUNDS	93

ARTICLE IX. ADMINISTRATIVE AGENT		94

9.01	APPOINTMENT AND AUTHORITY	94
9.02	RIGHTS AS A LENDER	94
9.03	EXCULPATORY PROVISIONS	94
9.04	RELIANCE BY ADMINISTRATIVE AGENT	95
9.05	DELEGATION OF DUTIES	95
9.06	RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT	96
9.07	NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS	97
9.08	NO OTHER DUTIES, ETC.	97
9.09	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM	97

9.10	LENDER REPLY PERIOD	98

ARTICLE X. MISCELLANEOUS		98

10.01	AMENDMENTS, ETC.	98
10.02	NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION	100
10.03	NO WAIVER; CUMULATIVE REMEDIES; ENFORCEMENT	102
10.04	EXPENSES; INDEMNITY; DAMAGE WAIVER	103
10.05	PAYMENTS SET ASIDE	105
10.06	SUCCESSORS AND ASSIGNS	105
10.07	TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY	110
10.08	RIGHT OF SETOFF	111
10.09	INTEREST RATE LIMITATION	112
10.10	COUNTERPARTS; INTEGRATION; EFFECTIVENESS	112
10.11	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	112
10.12	SEVERABILITY	113
10.13	REPLACEMENT OF LENDERS	113
10.14	GOVERNING LAW; JURISDICTION; ETC.	114
10.15	WAIVER OF JURY TRIAL	114
10.16	NO ADVISORY OR FIDUCIARY RESPONSIBILITY	115
10.17	ELECTRONIC EXECUTION OF ASSIGNMENTS AND CERTAIN OTHER DOCUMENTS	115
10.18	USA PATRIOT ACT	116
10.19	TIME OF THE ESSENCE	116
10.20	ENTIRE AGREEMENT	116
10.21	AMENDMENT AND RESTATEMENT	116

SCHEDULES

2.01	Commitments and Applicable Percentages
5.06	Litigation
5.13	Subsidiaries; Other Equity Investments; Equity Interests in the Borrower
5.20	Unencumbered Projects
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

	Form of

A	Committed Loan Notice
B-1	Bid Request
B-2	Competitive Bid
C	Swing Line Loan Notice
D-1	[Amended and Restated] Term Note
D-2	[Amended and Restated] Revolving Credit Note
E	Compliance Certificate
F-1	Assignment and Assumption
F-2	Administrative Questionnaire
G-1	Amended and Restated Trust Guaranty
G-2	Amended and Restated Subsidiary Guaranty
H	U.S. Tax Compliance Certificates

SECOND AMENDED AND RESTATED CREDIT AND TERM LOAN AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AND TERM LOAN AGREEMENT is entered into as of April 8, 2015, among DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Certain of the Lenders have made available to the Borrower a revolving credit facility and a term loan facility pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of February 20, 2013, as amended by Amendment to Amended and Restated Credit Agreement dated as of January 28, 2014 (the “Existing Credit Agreement”);

The Borrower has requested that the Lenders amend the terms of the revolving credit facility, and amend the terms of the term loan, and the Lenders are willing to do so on the terms and conditions set forth herein;

The parties have elected to amend and restate the terms of the Existing Credit Agreement as provided herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

“Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

“Act” has the meaning specified in Section 10.18.

“Adjusted Funds From Operations” means, for any period, Funds From Operations for such period plus, to the extent deducted in determining such Funds From Operations, impairment charges, amounts deducted as a result of the application of FAS 141 and non-cash expenses related to employee and trustee stock and stock options.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, provided, however, in no event shall the Administrative Agent or any Lender or any of their respective Affiliates be an Affiliate of the Borrower or other Loan Parties.

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Second Amended and Restated Credit and Term Loan Agreement.

“Applicable Laws” has the meaning specified in Section 5.20.

“Applicable Percentage” means (a) in respect of the Tranche 1 Term Facility or Tranche 2 Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the applicable Term Facility represented by the principal amount of such Term Lender’s Term Loans in such Facility at such time (provided that for each such Facility such percentage shall be based on the Commitments of the Lenders under such Facility until the disbursement of the Term Loans under such Facility), and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the Applicable Revolving Credit Percentage. The initial Applicable Percentage of each Lender for each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, subject to the following paragraph, the following basis points per annum, based upon the Credit Ratings of Borrower as follows:

Applicable Rate

Credit Rating	Facility Fee For Revolving Credit Facility	Revolving Credit Facility	Revolving Credit Facility	Term Facility	Term Facility
		Eurodollar Rate Committed Loans	Base Rate Loans and Swing Line Loans	Eurodollar Rate Committed Loans	Base Rate Loans

≥A-/A3	12.5 bps	87.5 bps	0.0 bps	90.0 bps	0.0 bps

BBB+/Baa1	15.0 bps	92.5 bps	0.0 bps	97.5 bps	0.0 bps

BBB/Baa2	20.0 bps	100.0 bps	0.0 bps	110.0 bps	10.0 bps

BBB-/Baa3	25.0 bps	120.0 bps	20.0 bps	135.0 bps	35.0 bps

<BBB-/Baa3	30.0 bps	155.0 bps	55.0 bps	175.0 bps	75.0 bps

The Applicable Rates set forth above are based upon the Credit Ratings of the Borrower and any change in the Credit Ratings which would cause the Applicable Rate to change shall be effective as of the date of such change in such Credit Ratings as described in the written irrevocable notice delivered by the Borrower in accordance with Section 6.02(e) that such Credit Ratings have been received or changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that such Credit Ratings have changed, then the Administrative Agent may, in its sole discretion, adjust the Applicable Rate effective as of the date of such change in the Credit Ratings. During any period that the Borrower has only two Credit Ratings that are not equivalent, then (A) if the difference between such Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the higher of the Credit Ratings were used; and (B) if the difference between such Credit Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P) or more, the Applicable Rate shall be the rate per annum that would be applicable to the median of the applicable Credit Ratings, provided that if such median is not a recognized rating category, then the Applicable Rate shall be the rate per annum that would be applicable if the Credit Rating that is one level below the highest Credit Rating were used. If the Borrower has three (3) Credit Ratings, and such Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Credit Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be the rate per annum that would be applicable if the highest of the Credit Ratings were used; and (B) if the difference between such Credit Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Rate shall be the rate per annum that would be applicable if the average of the two (2) highest Credit Ratings were used, provided that if such average is not a recognized rating category, then the Applicable Rate shall be the rate per annum that would be applicable if the second highest Credit Rating of the three were used.

“Applicable Revolving Credit Percentage” means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, as may be adjusted as provided in Section 2.18. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Revolving Credit Commitments have expired, then the Applicable Revolving Credit Percentage of each Revolving Credit Lender shall be determined based on the Applicable Revolving Credit Percentage of such Revolving Credit Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Revolving Credit

Percentage of each Revolving Credit Lender is set forth opposite the name of such Revolving Credit Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan under such Facility or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.04(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.05(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and PNC Capital Markets LLC, in their capacities as joint lead arrangers and joint bookrunners.

“Asset Under Development” means a Project treated as an asset under development under GAAP.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of the Trust, the Borrower and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Trust, the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date with respect to the Revolving Credit Facility, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate for a one-month Interest Period commencing on such day plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

“Bid Loan” has the meaning specified in Section 2.03(a).

“Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to the Borrower.

“Bid Loan Sublimit” means an amount equal to 50% of the aggregate amount of the Revolving Credit Commitments. The Bid Loan Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrowing” means a Revolving Credit Borrowing, a Bid Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalization Rate” means six and one-half percent (6.5%).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as of any date:

(i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

(ii) mutual funds organized under the Investment Company Act rated AAm or AAm-G by S&P and P-1 by Moody’s;

(iii) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

(iv) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody’s and which has a long term unsecured debt rating of not less than A1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

(v) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(vi) repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody’s which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

(vii) short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

(viii) commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody’s.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (i) any change in the ownership of Trust which results in more than twenty-five percent (25%) of Trust’s Equity Interests being acquired by any one Person, or group of Persons which are Affiliates of each other, or (ii) the Trust is no longer the general partner of the Borrower.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt Service” means, for any period, without duplication, (a) Recurring Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments attributable to Total Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is not amortized through periodic installments of principal and interest over the term of such Indebtedness) required to be made during such period by any member of the Consolidated Group plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Recurring Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

“Consolidated EBITDA” means, Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Recurring Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) impairment charges, (vi) amounts deducted as a result of the application of FAS 141, (vii) non-cash expenses related to employee and trustee stock and stock option plans and (viii) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Consolidated Group on a consolidated basis; provided that gains or losses resulting from the sale, exchange or other disposition of any Project, through the Borrower’s merchant building operations shall be deemed to occur in the ordinary course of business for purposes of this definition.

“Consolidated Group” shall mean the Trust, the Borrower and all Subsidiaries which are required to be consolidated with them for financial reporting purposes under GAAP.

“Consolidated Group Pro Rata Share” shall mean, with respect to any Investment Affiliate, the pro rata share of the economic ownership interests held by the Consolidated Group, in the aggregate, in such Investment Affiliate, without duplication.

“Consolidated Leverage Ratio” means, at any time, Total Indebtedness divided by Total Asset Value, expressed as a percentage.

“Consolidated Net Income” shall mean, for any period, the sum, without duplication, of (i) net earnings (or loss) after taxes (from continuing operations) of the Consolidated Group (adjusted by eliminating any such earnings or loss attributable to Investment Affiliates) plus (ii) the applicable Consolidated Group Pro Rata Share of net earnings (or loss) of all Investment Affiliates for such period, in each case determined in accordance with GAAP (provided, however, that lease payments attributable to Sale-Leaseback Master Leases which are generally excluded from “consolidated net income” in accordance with GAAP shall nonetheless be included as earnings for purposes of this definition).

“Consolidated Tangible Net Worth” means, at any time, total assets (excluding accumulated depreciation and intangible assets) minus total liabilities, calculated in accordance with GAAP. However, for the purpose of this calculation, intangible lease assets shall not be excluded from Consolidated Tangible Net Worth.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Rating” means, as of any date of determination, the non-credit enhanced, senior unsecured long-term debt rating assigned by any of S&P, Moody’s, and/or Fitch to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in

Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means country or territory to the extent that such country or territory itself is the subject of any Sanction issued by OFAC.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA or the determination that any Multiemployer Plan is considered a plan in endangered or critical status within the meaning of Sections 431 and 432 of the Code or Sections 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Bid Margin” means the margin above or below the Eurodollar Rate to be added to or subtracted from the Eurodollar Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

“Eurodollar Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the Eurodollar Rate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Committed Loan” means a Loan that bears interest at a rate based upon the Eurodollar Rate, other than a Eurodollar Margin Bid Loan.

“Eurodollar Rate Loan” means a Eurodollar Rate Committed Loan or a Eurodollar Margin Bid Loan.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Foreign Subsidiary” means (i) any Subsidiary that is treated as a partnership or an entity that is disregarded as separate from its owner for U.S. federal income tax purposes (a “disregarded entity”) and whose assets are substantially comprised of Equity Interests in controlled foreign corporations, (ii) any Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code, (iii) any Subsidiary that is a Subsidiary of a controlled foreign corporation and (iv) a Subsidiary of the Borrower that is a Foreign Subsidiary if such Foreign Subsidiary’s execution of the Subsidiary Guaranty would cause material adverse tax consequences for the Borrower provided that a Foreign Subsidiary shall not be an Excluded Foreign Subsidiary if the historical cost of all Investments made by the Borrower and its Subsidiaries (other than Foreign Subsidiaries) less cash returns thereon in such Foreign Subsidiary together with the historical cost of all Investments in all other Excluded Foreign Subsidiaries would be more than 10% of Total Asset Value.

“Excluded Subsidiary” means a Subsidiary of the Borrower that does not own an Unencumbered Project and (i) is prohibited (e.g. pursuant to its organizational documents or pursuant to loan documents to which it is a party) from guaranteeing Indebtedness of other Persons, or (ii) is not a Material Subsidiary. If a Subsidiary is a party to the Subsidiary Guaranty and later becomes an Excluded Subsidiary, such Excluded Subsidiary shall be released from the Subsidiary Guaranty.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the recital paragraphs.

“Existing Letter(s) of Credit” means collectively, Letter of Credit No. T00000068105795, in the original amount of $3,472,650.39, issued September 2, 2014, Letter of Credit No. T00000068108431, in the original amount of $5,000,000, issued December 8, 2014 and Letter of Credit No. T00000068108432, in the original amount of $11,000,000, issued December 8, 2014.

“Existing Revolver Maturity Date” has the meaning specified in Section 2.15(a).

“Facility” means the Tranche 1 Term Facility, the Tranche 2 Term Facility or the Revolving Credit Facility, as the context may require.

“Facility Fee” has the meaning specified in Section 2.10.

“FAS 141” means Statement No. 141 issued by the Financial Accounting Standards Board.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve System” means the Federal Reserve System of the United States.

“Fee Letter” means the letter agreement, dated February 19, 2015, among the Borrower, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as an arranger

“Financeable Ground Lease” means, a ground lease that provides protections for a potential leasehold mortgagee (“Mortgagee”) which include, among other things (a) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than twenty-five (25) years from the Closing Date, (b) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (c) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason or other protective provisions reasonably acceptable to the Administrative Agent, (d) non-merger of the fee and leasehold estates, (e) transferability of the tenant’s interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee, and (f) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the applicable leasehold mortgage.

“Fitch” means Fitch, Inc. and any successor thereto.

“Fixed Charges” means, for any period, the sum of (i) Consolidated Debt Service and (ii) all dividends payable on account of preferred stock or preferred operating partnership units of the Borrower or any other Person in the Consolidated Group (including dividends payable to Investment Affiliates but excluding dividends payable to members of the Consolidated Group).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means each Subsidiary of the Borrower organized under the laws of any jurisdiction other than the United States or any jurisdiction therein.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds From Operations” shall have the meaning promulgated by the National Association of Real Estate Investment Trusts as of the Closing Date which is the basis of the Trust’s publicly filed financial statements.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantor” means, collectively, the Trust and all Subsidiary Guarantors to the extent required under Section 6.12(a), subject to Section 6.12(b).

“Guaranty” means, collectively, the Guaranty from the Trust and, prior to the release of the Subsidiary Guarantors pursuant to Section 6.12(b) (to the extent required under Section 6.12(b)), the Subsidiary Guaranty from the Subsidiary Guarantors made in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G-1 and G-2, as the same may be amended, supplemented or otherwise modified from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Impacted Loans” has the meaning specified in Section 3.03.

“Increase Effective Date” has the meaning specified in Section 2.16(d).

“Indebtedness” of any Person at any date, means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capital Lease Obligations, (e) all Guarantee Obligations of such Person in respect of Indebtedness of another Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of

one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (f) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (g) all obligations of such Person in respect of any binding, unconditional forward purchase commitment to purchase real property, and (h) any net mark-to-market exposure with respect to rate management transactions and other financial contracts. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means (a) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or Bid Request, as the case may be; and (b) as to each Absolute Rate Loan, a period commencing on the date the applicable Bid Loan is made and ending on a date of not less than seven (7) days and not more than 180 days thereafter as selected by the Borrower in its Bid Request; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Affiliate” means, any Person in which the Consolidated Group, directly or indirectly, has any ownership interest of $1,000,000 or more (valued at the historical cost thereof), whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Grade Rating” means a public credit rating of BBB-/Baa3 (or the equivalent) or higher from Fitch, Moody’s or S&P.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lender Reply Period” has the meaning specified in Section 9.10.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the latest Maturity Date for the Revolving Credit Facility taking into account the extension option set forth in Section 2.15 (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.04(h).

“Letter of Credit Sublimit” means an amount equal to 15% of the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan, a Bid Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, the Fee Letter and the Guaranty.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Acquisition” means the acquisition of assets with a total cost that is more than ten percent (10%) of the Total Asset Value based on the most recent Compliance Certificate submitted prior to such acquisition.

“Material Adverse Effect” means a material adverse effect on (i) the business, property or financial condition of the Consolidated Group, (ii) the ability of the Borrower or the Trust to perform its obligations under the Loan Documents to which it is a party, (iii) the ability of the Loan Parties collectively taken as a whole to perform their obligations under the Loan Documents, or (iv) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Non-Recourse Indebtedness” means Indebtedness (other than the Loans) or obligations in respect of one or more Swap Contracts, of any one or more of the Trust or the Borrower and its Subsidiaries that (a) constitutes Non-Recourse Indebtedness, and (b) is in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Non-Recourse Indebtedness, the “principal amount” of the obligations of the Trust or the Borrower or any Subsidiary in respect of any Swap Contracts at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.

“Material Recourse Indebtedness” means Indebtedness (other than the Loans and Non-Recourse Indebtedness) or obligations in respect of one or more Swap Contracts, of any one or more of the Trust or the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Recourse Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Contracts at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Trust or the Borrower or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.

“Material Subsidiary” means any Subsidiary of the Borrower with assets having a fair market value of $1,000,000 or more.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, April 8, 2019, subject to extension in accordance with Section 2.15; (b) with respect to the Tranche 1 Term Facility, April 8, 2020; and (c) with respect to the Tranche 2 Term Facility, April 8, 2017; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgagee” has the meaning specified in the definition of the term “Financeable Ground Lease” in this Section 1.01.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Operating Income” means, with respect to any Project for any period, (i) revenues therefrom (including, without limitation, lease termination fees appropriately amortized to the extent there is no new tenant in the space for which the lease termination fee was paid), calculated, in each case, in accordance with GAAP, less (ii) the costs of maintaining such Project, including, without limitation, real estate taxes, insurance, repairs, maintenance, actual management fees paid to third parties or charged internally at a market rate and bad debt expense but excluding depreciation, amortization, Recurring Interest Expense, capital expenditures and rents paid pursuant to ground leases, calculated, in each case, in accordance with GAAP (provided, however, that lease payments attributable to Sale-Leaseback Master Leases which are generally excluded from “consolidated net income” in accordance with GAAP shall nonetheless be included as earnings for purposes of this definition).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.04(b)(iii).

“Non-Recourse Indebtedness” of a Person means any Indebtedness of such Person, the recourse for which is limited to the asset or assets securing such Indebtedness, other than in respect of environmental liabilities, fraud, misrepresentation and other similar matters.

“Note” means a Term Note or a Revolving Credit Note, as the context requires.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Tranche 1 Term Loans, Tranche 2 Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Tranche 1 Term Loans, Tranche 2 Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan and other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Encumbrances” means:

(a) Liens imposed by Law for taxes, assessments or governmental charges or levies that are not yet due or are being contested in compliance with Section 6.03;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.01(h);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) Liens in existence on the date hereof, and extensions, renewals and replacements of such Liens, as long as such extension, renewal and replacement Liens do not spread to any property other than property encumbered by such Liens on the date hereof;

(h) Liens on Projects first acquired by the Borrower or a Subsidiary after the date hereof and which are in place at the time such Projects are so acquired;

(i) Liens on Projects, and extensions, renewals and replacements of such Liens, as long as such Liens do not cause Borrower to Default under Section 7.10;

(j) Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;

(k) assignments of past due receivables for collection purposes only;

(l) leases or subleases granted in the ordinary course of business;

(m) additional Liens on property or assets securing additional obligations not to exceed $3,000,000 at any time outstanding; and

(n) Liens arising in connection with any Indebtedness permitted hereunder.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained by the Borrower or with respect to any such plan subject to Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.01.

“Project” means any real estate asset owned by the Borrower, any Subsidiary, or an Investment Affiliate and operated or intended to be operated as an industrial property.

“Project Investment Value” means, at any time with respect to any Project in which a person has an ownership interest, the undepreciated book value of such interest determined in accordance with GAAP.

“Project Value” means: (i) with respect to any Project owned by the Borrower, a Subsidiary, or an Investment Affiliate for less than four full calendar quarters, the current Project Investment Value of such Project; and (ii) with respect to any Project owned by the Borrower, a Subsidiary or an Investment Affiliate for four or more full calendar quarters, the greater of (i) the Net Operating Income for such Project for the most recently completed calendar quarter annualized divided by the Capitalization Rate and (ii) zero. A Project contributed to an Investment Affiliate by the Borrower or a Subsidiary shall be deemed to have been owned by such Investment Affiliate from the date of such contribution.

“Public Lender” has the meaning specified in Section 6.01.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the L/C Issuer, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party hereunder.

“Recourse Indebtedness” means any Indebtedness of the Borrower or any other member of the Consolidated Group with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

“Recurring Interest Expense” means, for any period without duplication, the sum of (a) the amount of interest (without duplication, whether accrued, paid or capitalized) on Total Indebtedness actually payable by members of the Consolidated Group during such period, plus (b) the applicable Consolidated Group Pro Rata Share of any interest (without duplication, whether accrued, paid or capitalized) on Indebtedness actually payable by Investment Affiliates during such period, whether recourse or non-recourse.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the Revolving Credit Exposure (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition). The unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings of, any Defaulting Lender shall be disregarded in determining Required Revolving Credit Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Loans on such date. The portion of the Term Loans held by any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any cash dividend, distribution or other payment with respect to any equity interests in the Borrower or any Subsidiary, excluding (i) any dividend, distribution or other payment by a member of the Consolidated Group to another member of the Consolidated Group (including in connection with the issuance of equity interests), (ii) any redemption of equity interests by a member of the Consolidated Group (including pursuant to a share buyback program); (iii) any distribution or other payment by an Investment Affiliate to a member of the Consolidated Group (including promote payments in connection with development joint ventures and regular distributions of cash flow from Investment Affiliates); and (iv) any distribution or other payment by any Subsidiary or Investment Affiliate which is a joint venture and operated in the ordinary course of business.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, at any time, the sum of (a) the unused portion of the aggregate Revolving Credit Commitments at such time and (b) the Total Revolving Credit Outstandings at such time.

“Revolving Credit Facility” means, at any time, the Revolving Credit Loans which the Revolving Credit Lenders have agreed to make in accordance with the terms of this Agreement in the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means (a) at any time prior to the last day of the Availability Period in respect of the Revolving Credit Facility, any Lender that has a Revolving Credit Commitment at such time and (b) at any time thereafter, any Lender that holds Revolving Credit Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit D-2.

“Sale-Leaseback Master Lease” shall mean a master lease entered into by a buyer of a Project, as lessor, and the seller of such Project, as lessee, in connection with a transaction whereby such seller leases all or a portion of such Project after closing.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means each Subsidiary that is not an Excluded Subsidiary or an Excluded Foreign Subsidiary.

“Subsidiary Guaranty” means the guaranty to be executed and delivered by the Subsidiary Guarantors, substantially in the form of Exhibit G-2, as the same may be amended, supplemented or otherwise modified from time to time.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“SWIFT” has the meaning specified in Section 2.04(f).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.05(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which shall be substantially in the form of Exhibit C or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to 15% of the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make a Tranche 1 Term Loan and Tranche 2 Term Loan, as applicable to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Tranche 1 Term Loan Commitment” or “Tranche 2 Term Loan Commitment”, as applicable, or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means, collectively, the Tranche 1 Term Facility and the Tranche 2 Term Facility.

“Term Lender” means (a) at any time prior to the disbursement of any Term Facility, any Lender that has a Term Commitment at such time and (b) at any time thereafter, any Lender that holds Term Loans at such time.

“Term Loan” means the Tranche 1 Term Loan or the Tranche 2 Term Loan, as the context may require.

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit D-1.

“Total Asset Value” means, as of the date of calculation, the aggregate, without duplication, of: (a) the Project Value of all Projects (other than Assets Under Development) owned by members of the Consolidated Group; plus (b) the Consolidated Group Pro Rata Share of the Project Value of all Projects (other than Assets Under Development) owned by Investment Affiliates; plus (c) an amount equal to the then current book value of each Asset Under Development owned by members of the Consolidated Group; plus (d) an amount equal to Consolidated Group Pro Rata Share of the then current book value of each Asset Under Development owned by an Investment Affiliate; plus (e) all Unrestricted Cash and Cash Equivalents owned by members of the Consolidated Group; plus (f) the applicable Consolidated Group Pro Rata Share of all Unrestricted Cash and Cash Equivalents owned by any Investment Affiliate; plus (g) Investments in mortgage notes receivable; plus (h) the Consolidated Group Pro Rata Share of Investments in all mortgage notes receivable owned by Investment Affiliates; plus (i) the amount of Indebtedness under clause (g) of the definition thereof.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Total Outstandings of such Lender at such time.

“Total Indebtedness” shall mean, as of any date of determination, without duplication, the sum of: (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis; plus (b) the greater of (i) the applicable Consolidated Group Pro Rata Share of all Indebtedness of each Investment Affiliate (other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group) and (ii) the amount of Indebtedness of such Investment Affiliate which is also Recourse Indebtedness of a member of the Consolidated Group.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans, Bid Loans and L/C Obligations.

“Total Secured Indebtedness” means, as of any date of determination, that portion of Total Indebtedness which is secured by a Lien on a Project, any ownership interests in any Subsidiary or Investment Affiliate or any other assets which had, in each case, in the aggregate, a value in excess of the amount of the applicable Indebtedness at the time such Indebtedness was incurred. Such Indebtedness that is secured only with a pledge of ownership interests and is also recourse to the Borrower or Guarantor shall not be treated as secured Indebtedness.

“Total Unencumbered Project Pool Value” shall mean, as of any date of calculation, the aggregate, without duplication, of: (a) the Unencumbered Project Values of all Unencumbered Projects (other than any that are Assets Under Development); plus (b) an amount equal to one hundred percent (100%) of the then-current book value of each Unencumbered Project that is an Asset Under Development; plus (c) all Unrestricted Cash and Cash Equivalents owned by a member of the Consolidated Group not subject to any restrictions on use by virtue of any contract or agreement (other than rights of banks and securities intermediaries with respect to deposit accounts and securities accounts) in favor of any party (whether a creditor, seller or otherwise) having a claim (whether liquidated or not) against a member of the Consolidated Group; plus (d) the applicable Consolidated Group Pro Rata Share of Unrestricted Cash and Cash Equivalents owned by any Investment Affiliate not subject to any restrictions on use by virtue of any contract or agreement (other than rights of banks and securities intermediaries with respect to deposit accounts and securities accounts) in favor of any party (whether a creditor, seller or otherwise) having a claim (whether liquidated or not) against such Investment Affiliate; provided that no more than twenty five percent (25%) of Total Unencumbered Project Pool Value may be attributable to, (i) Assets Under Development, (ii) Unencumbered Projects that are ground leased under Financeable Ground Leases (as opposed to being owned in fee simple) by the Borrower or a Wholly-Owned Subsidiary, or (iii) Projects located outside of the United States.

“Total Unsecured Indebtedness” means, as of any date of determination, that portion of Total Indebtedness which does not constitute Total Secured Indebtedness and is not Indebtedness under clause (g) of the definition thereof.

“Tranche 1 Term Facility” means the Tranche 1 Term Loans which the Term Lenders have agreed to make in accordance with the terms of this Agreement and all related Term Commitments.

“Tranche 2 Term Facility” means the Tranche 2 Term Loans which the Term Lenders have agreed to make in accordance with the terms of this Agreement and all related Term Commitments.

“Tranche 1 Term Loan” means any advance made by any Term Lender under the Tranche 1 Term Facility.

“Tranche 2 Term Loan” means any advance made by any Term Lender under the Tranche 2 Term Facility.

“Trust” means DCT Industrial Trust Inc., the general partner of the Borrower, and formerly known as Dividend Capital Trust, Inc.

“Type” means (a) with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan, and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurodollar Margin Bid Loan.

“Unencumbered Project” means a Project that: (i) is completed and located in the United States or, subject to the limitations described in the definition of Total Unencumbered Project Pool Value, which is an Asset Under Development and/or located outside the United States;

(ii) is 100% owned in fee simple or, subject to the limitation set forth in the definition of Total Unencumbered Project Pool Value, is ground leased pursuant to a Financeable Ground Lease, by the Borrower, the Trust or a Wholly-Owned Subsidiary; (iii) is not subject to any Liens other than those identified in clauses (a), (b), (c), (d), (f), (j), (k) and (l) of the definition of Permitted Encumbrances provided that Liens identified in clause (e) of the definition of Permitted Encumbrances shall also be permissible if the Unencumbered Project Value of such Project is reduced by the amount of such judgment; (iv) is not subject to any agreement (including (a) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project, and (b) if applicable, the Organization Documents of the Borrower or any Wholly-Owned Subsidiary) which prohibits or limits the ability of the Borrower or any Wholly-Owned Subsidiary, as the case may be, to create, incur, assume or suffer to exist any Lien (other than those identified in clauses (a), (b), (c), (d), (f), (j), (k) and (l) of the definition of Permitted Encumbrances provided that Liens identified in clause (e) of the definition of Permitted Encumbrances shall also be permissible if the Unencumbered Project Value of such Project is reduced by the amount of such judgment) upon any assets or Equity Interests of the Borrower, or any Wholly-Owned Subsidiary except for covenants that are not materially more restrictive than the covenants contained in this Agreement, in favor of holders of unsecured Indebtedness of the Borrower and the Wholly-Owned Subsidiaries not prohibited hereunder; (v) is not subject to any agreement (including (a) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project, and (b) if applicable, the Organization Documents of the Borrower or any Wholly-Owned Subsidiary) which entitles any Person to the benefit of any Lien (other than those identified in clauses (a), (b), (c), (d), (f), (j), (k) and (l) of the definition of Permitted Encumbrances provided that Liens identified in clause (e) of the definition of Permitted Encumbrances shall also be permissible if the Unencumbered Project Value of such Project is reduced by the amount of such judgment) on any assets or Equity Interests of the Borrower or any Wholly-Owned Subsidiary or would entitle any Person to the benefit of any Lien (other than those identified in clauses (a), (b), (c), (d), (f), (j), (k) and (l) of the definition of Permitted Encumbrances provided that Liens identified in clause (e) of the definition of Permitted Encumbrances shall also be permissible if the Unencumbered Project Value of such Project is reduced by the amount of such judgment) on such assets or Equity Interests upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause); (vi) is not subject to any agreement (including (a) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project, and (b) if applicable, the Organization Documents of the Borrower or any Wholly-Owned Subsidiary) which prohibits or limits the ability of the Borrower or any Wholly-Owned Subsidiary, as the case may be, to make distributions to the Borrower or Guarantor or prevents the Wholly-Owned Subsidiary from transferring such Project (other than (x) any restriction with respect to a Project imposed pursuant to an agreement entered into for the sale or disposition of such Project pending the closing of such sale or disposition, and (y) any restriction with respect to a Wholly-Owned Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Wholly-Owned Subsidiary pending the closing of such sale or disposition); and (vii) is not the subject of any issues that would make any of the representations and warranties in Section 5.20 with respect to such Project not true and correct in any material respect. No Project owned by a Wholly-Owned Subsidiary shall be deemed to be an Unencumbered Project unless (a) both such Project and all Equity Interests of the Wholly-Owned Subsidiary held directly or indirectly by the Borrower are not subject to any Lien (other than Permitted Encumbrances, identified in clauses (a), (b), (c), (d), (f), (j), (k) and

(l) of the definition of Permitted Encumbrances), (b) such Wholly-Owned Subsidiary, and each intervening entity between the Borrower and such Wholly-Owned Subsidiary, does not have any Indebtedness for borrowed money, and (c) no event has occurred or condition exists described in clauses (f) or (g) of Section 8.01 with respect to such Wholly-Owned Subsidiary. A Project that is subject to an option to purchase shall not be disqualified by the requirement in clause (vi) from being an Unencumbered Project so long as the Project can be transferred subject to the rights of the optionee provided that if the option to purchase is for a fixed price as distinguished from a market price, the Unencumbered Project Value for such Project shall be equal to the lesser of (x) the amount determined in accordance with the definition of Unencumbered Project Value, or (y) the option price for such Project. Notwithstanding the foregoing, prior to a release of the Subsidiary Guarantors pursuant to Section 6.12(b) hereof, all references to Wholly-Owned Subsidiary contained herein shall be deemed to refer to Subsidiary Guarantors.

“Unencumbered Project NOI” means, with respect to any Unencumbered Project for any period, the Net Operating Income for such Unencumbered Project for such period, less an assumed capital reserve expenditure equal to $0.10 per square foot of leasable space (as annualized).

“Unencumbered Project Value” means: (i) with respect to any Unencumbered Project owned by the Borrower or a Wholly-Owned Subsidiary for less than four full calendar quarters, the current Project Investment Value for such Unencumbered Project; and (ii) with respect to any Unencumbered Project owned by the Borrower or a Wholly-Owned Subsidiary for four or more full calendar quarters, the greater of (a) Unencumbered Project NOI for such Unencumbered Project for the most recently completed calendar quarter annualized divided by the Capitalization Rate and (b) zero.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash and Cash Equivalents” means, in the aggregate, all cash and Cash Equivalents which are not pledged for the benefit of any party (whether a creditor, seller or otherwise) having a claim (whether liquidated or not) against a member of the Consolidated Group, to be valued for purposes of this Agreement at 100% of its then-current book value, as determined under GAAP.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e).

“Wholly-Owned Subsidiary” means any Subsidiary of the Borrower, all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Borrower or one or more Wholly-Owned Subsidiaries of the Borrower.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Trust, the Borrower and its Subsidiaries or to the determination of any amount for the Trust, the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Trust or the Borrower, as applicable, is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans.

(a) The Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a loans to the Borrower, (i) on the Closing Date, in an amount equal to such Term Lender’s Term Commitment in respect of the Tranche 1 Term Facility and (ii) on the Closing Date, in an amount equal to such Term Lender’s Term Commitment in respect of the Tranche 2 Term Facility. Any such Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentages of the Tranche 1 Term Facility or the Tranche 2 Term Facility, as applicable. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Committed Loans, as further provided in Section 2.02.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that, after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the aggregate Revolving Credit Commitments and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of such Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Committed Loans, as further provided in Section 2.02.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing and Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Committed Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 12:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof provided that the amount of a Base Rate Loan may be in an amount equal to the entire unpaid balance of the Commitments or the amount that is required to finance the reimbursement of an L/C Borrowing. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Committed Loan Notice, provided that for a Base Rate Borrowing such funds shall be made available not later than 2:00 p.m. on such Business Day. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to (i) all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type and (ii) all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans of the same Type, there shall not be more than seven (7) Interest Periods in effect with respect to the Revolving Credit Facility, two (2) Interest Periods in effect with respect to the Tranche 1 Term Facility and two (2) Interest Periods in effect for the Tranche 2 Term Facility.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03 Bid Loans.

(a) General. Subject to the terms and conditions set forth herein and as long as the Borrower receives two Investment Grade Ratings, and so long as it maintains such Investment Grade Ratings, each Revolving Credit Lender agrees that the Borrower may from time to time request the Lenders to submit offers to make revolving loans (each such loan, a “Bid Loan”) to the Borrower prior to the Maturity Date for the Revolving Credit Facility pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the aggregate Revolving Credit Commitments, and (ii) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than five (5) different Interest Periods in effect with respect to Bid Loans at any time.

(b) Requesting Competitive Bids. The Borrower may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, (iv) the duration of the Interest Period with respect thereto, and (v) whether such Bid Loan is subject to prepayment, and shall be signed by a Responsible Officer of the Borrower. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole discretion, the Borrower may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.

(c) Submitting Competitive Bids.

(i) The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Borrower and the contents of such Bid Request.

(ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Eurodollar Margin Bid Loans, the Eurodollar Bid Margin with respect to each such Eurodollar Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

(iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.

(iv) Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

(d) Notice to Borrower of Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the Administrative Agent shall notify the Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

(e) Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurodollar Margin Bid Loans, the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:

(i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

(ii) the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;

(iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurodollar Bid Margins within each Interest Period; and

(iv) the Borrower may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

(f) Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurodollar Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurodollar Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Borrower, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.

(g) Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.

(h) Notice of Eurodollar Rate. If any Bid Borrowing is to consist of Eurodollar Margin Bid Loans, the Administrative Agent shall determine the Eurodollar Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Borrower and the Lenders that will be participating in such Bid Borrowing of such Eurodollar Rate.

(i) Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Borrower shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(j) Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

(l) Fee. The Borrower shall pay the Administrative Agent a fee of $2,500 in connection with each Bid Request.

2.04 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the aggregate Revolving Credit Commitments, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of such Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally; provided that the Borrower may replace the L/C Issuer upon any failure of the L/C Issuer to issue a Letter of Credit in reliance on the clause (iii)(A) or (iii)(B) with another institution that is a Lender;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D) the Letter of Credit is to be denominated in a currency other than Dollars;

(E) any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.04.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer (other than the defense that all amounts required to reimburse the L/C Issuer had already been paid) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code or the ISP, as applicable; any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Revolving Credit Facility Eurodollar Rate Committed Loans times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Revolving Credit Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate for Revolving Credit Facility Eurodollar Rate Committed Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate for Revolving Credit Facility Eurodollar Rate Committed Loans separately for each period during such quarter that such Applicable Rate for Revolving Credit Facility Eurodollar Rate Committed Loans was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Credit Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the applicable Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Parties Other than the Borrower. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a party other than the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the parties other than the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the issuance of such Letter of Credit.

2.05 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.05, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in Dollars in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the aggregate Revolving Credit Commitments and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of such Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment; and provided, further, (y) that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Notwithstanding anything in this Agreement to the contrary, such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Revolving Credit Lender acting as Swing Line Lender, may exceed the amount of such Revolving Credit Lender’s Revolving Credit Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the aggregate unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.05 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.06 Prepayments.

(a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that any (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (iii) prepayment of Base Rate Loans shall be in a principal amount of $500,000 or increments of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Each notice of prepayment shall specify the Facility for which prepayment is being made. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of each of the Facilities for which a prepayment is being made. If an Event of Default exists, all prepayments must be applied on a pro rata basis among all Facilities.

(b) No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.

(c) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.

Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(d) If for any reason the Total Revolving Credit Outstandings at any time exceed the aggregate Revolving Credit Commitments at such time, then the Borrower shall immediately prepay the Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments at such time.

2.07 Reduction or Termination of Commitments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 pm. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(b) Mandatory.

(i) The aggregate Term Commitments for Tranche 1 Term Loans and Tranche 2 Term Loans shall be automatically and permanently reduced to zero upon disbursement of the applicable Term Facility.

(ii) If, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the aggregate amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions, Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitments under this Section 2.07. Upon any reduction of the aggregate Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

2.08 Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the applicable Term Lenders on the Maturity Date with respect to the applicable Term Facility the aggregate principal amount of all Term Loans in such Facility outstanding on such date.

(b) Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date with respect to the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c) Bid Loans. The Borrower shall repay each Bid Loan on the last day of the Interest Period in respect thereof.

(d) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date with respect to the Revolving Credit Facility.

2.09 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurodollar Rate for such Interest Period plus or minus the Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, during the continuance of an Event of Default, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.04:

(a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a facility fee (the “Facility Fee”) equal to the Applicable Rate times the actual daily amount of the aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have terminated, on the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.18. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Credit Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the applicable Fee Letter among the Borrower, the Administrative Agent and the Arrangers. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.11 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be prima facie evidence thereof.

2.12 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office and any payment of principal not distributed within one (1) Business Day following receipt by Administrative Agent shall bear interest (payable by the Administrative Agent) at the Federal Funds Rate. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the applicable Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent demonstrable error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C

Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.15 Extension of Maturity Date in Respect of the Revolving Credit Facility.

(a) Requests for Extension of the Revolving Credit Facility. The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders) not earlier than one hundred and twenty (120) days and not later than thirty (30) days prior to the Maturity Date in respect of the Revolving Credit Facility then in effect hereunder (the “Existing Revolver Maturity Date”), request that the Existing Revolver Maturity Date be extended one time for one additional year from the Existing Revolver Maturity Date.

(b) Conditions Precedent to Extension. As a condition precedent to the extension described in this Section 2.15, the Borrower shall pay to Administrative Agent for the pro rata benefit of the applicable Lenders an extension fee equal to (A) 0.15% (15 basis points) multiplied by (B) the Revolving Credit Exposure of all Revolving Credit Lenders with respect to an extension request pursuant to Section 2.15(a) at the time of extension and deliver to the Administrative Agent a certificate of each Loan Party dated as of the Existing Revolver Maturity Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower, certifying that, immediately before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Existing Revolver Maturity Date, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, (B) the Borrower is in compliance with all of the financial covenants set forth in Section 7.10, and (C) no Default exists.

(c) No Additional Conditions. Upon the satisfaction of the conditions precedent specified in clause (b) above, the Existing Revolver Maturity Date, shall be extended, without further action by any party hereto.

2.16 Increase in Commitments.

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, from time to time, request an increase in the Total Credit Exposure of all Lenders, which increase may take the form of (i) an increase in the aggregate Revolving Credit Commitments by an amount (for all such requests) not exceeding $200,000,000 (for a total of $600,000,000), and (ii) an increase in the amount of one or both of the Term Facilities or one or more additional term loan tranches, as Borrower elects, by an amount (for all such requests) not exceeding $175,000,000 (for a total of $400,000,000); provided that any such request for an increase shall be in a minimum amount of $25,000,000, or such other amount as may be agreed upon by the Borrower and the Administrative Agent; provided, further, that, after giving effect to such increase, the Total Credit Exposure of all Lenders shall not exceed $1,000,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to (x) increase its Commitment in the applicable Facility or (y) provide new Commitments in respect of any Facility or tranche and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase in Total Credit Exposure. Any Lender not responding within such time period shall be deemed to have declined to increase its (or to provide a new) Commitment in the applicable Facility or tranche.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, and (in the case of an increase in Revolving Credit Commitments) the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the aggregate Revolving Credit Commitments are increased in accordance with this Section or the amount of any Term Facility is increased or there shall be added any additional term loan tranche, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase in Total Credit Exposure. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to any such increase or additional tranche, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower and the Trust dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase or additional tranche, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase or additional tranche, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. To the extent that the increase shall take the form of a new term loan tranche, this Agreement shall be amended, in form and substance satisfactory to the Administrative Agent and the Borrower. In the case of any such increase in the Revolving Credit Commitments, the Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section, and the Borrower and the Trust shall execute and deliver such documents or instruments as the Administrative Agent may require to evidence such increase in the Revolving Credit Commitment or Term Loans of any Lender and to ratify each such Loan Party’s continuing obligations hereunder and under the other Loan Documents, and shall pay such fees as may be due pursuant to the terms of the Fee Letters.

(f) Increases Generally. Any increased or new Commitments and new tranches of Term Loans established pursuant to this Section, and all Loans thereunder, shall constitute Loans and Commitments under, shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents and shall, without limiting the foregoing, benefit equally and ratably with the Obligations of the Guarantors.

(g) Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.

2.17 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, or (iii) if thirty (30) days prior to the initial Maturity Date for the Revolving Credit Facility there is any Letter of Credit with an expiration date that is after the initial Maturity Date for the Revolving Credit Facility, unless Borrower has exercised the extension option set forth in Section 2.15, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.04, 2.05, 2.06, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Revolving Credit Lenders” and “Required Term Lenders” and in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender

hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall be entitled to receive any Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Loans funded by it and (2) its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.04, Section 2.05, Section 2.17, or Section 2.18(a)(ii), as applicable (and the Borrower shall (A) be required to pay to each of the L/C Issuer and the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Revolving Credit Percentage” of each Non-Defaulting Lender in the Revolving Credit Facility shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages of each applicable Facility (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of amounts to the extent paid or remitted by Administrative Agent to the relevant Governmental Authority on behalf of any Loan Party, any Other Taxes.

(c) Tax Indemnifications.

(i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties and interest, unless caused by Lender, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the

L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 20 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of the Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(ii) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required as to Excluded Taxes if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(iii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes to the extent paid or remitted on behalf of any Loan Party) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund, or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Committed Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the

Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) (i) above, “Impacted Loans”), or (b) the Administrative Agent determines that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein. The Administrative Agent and each Lender agrees that, in the event that it makes any determination under this Section 3.03 it shall, as part of making such determination, have made a good faith determination (which determination shall be conclusive) that it is concurrently making similar determinations in other (but not necessarily all) credit facilities similarly situated.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) (i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent notifies the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the

Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered. The L/C Issuer and each Lender agrees that, in the event that it submits any demand for payment under this Section 3.04(b) it shall, as part of making such demand, have made a good faith determination (which determination shall be conclusive) that it is concurrently making similar demands of other (but not necessarily all) customers similarly situated.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any out-of-pocket loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of anticipated profits. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) a Revolving Credit Note executed by the Borrower in favor of each Revolving Credit Lender requesting a Revolving Credit Note;

(iii) a Term Note executed by the Borrower in favor of each Term Lender requesting a Term Note;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and the Trust as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Borrower and the Trust is duly organized or formed, and that each of the Borrower and the Trust is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;

(vi) a favorable opinion of Ballard Spahr LLP, counsel to the Loan Parties, and Venable LLP, counsel to the Trust, addressed to the Administrative Agent and each Lender, as to such matters concerning the Borrower and the Trust, and the Loan Documents as the Required Lenders may reasonably request, in a form satisfactory to the Administrative Agent, provided that the Lenders acknowledge that this opinion will not cover the Subsidiary Guarantors and the Subsidiary Guaranty;

(vii) a certificate of a Responsible Officer of the Borrower and the Trust either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date;

(ix) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower ended on December 31, 2014, signed by a Responsible Officer of the Borrower;

(x) a Committed Loan Notice for the Borrowings to be funded at Closing; and

(xi) Closing instructions providing in a manner reasonably satisfactory to the Administrative Agent that, upon giving effect to the transactions contemplated hereby on the Closing Date and the disbursement of the Term Loans on the Closing Date, the “Term Loans” as defined in the Existing Credit Agreement shall be repaid in full; and

(xii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b) Any fees required to be paid to the Administrative Agent or any Lender in connection with this Agreement or the Fee Letter on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date that is three Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Committed Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Committed Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (except for any Permitted

Encumbrances) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, in each case except to the extent such contravention, conflict, breach or violation would not have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, any Governmental Authority or any other Person which has not been obtained is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except to the extent the failure of which would not result in a Material Adverse Affect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors rights generally and equitable principles of general application (regardless of whether enforcement is sought in proceeding in equity or law).

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) Intentionally Deleted.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had a Material Adverse Effect.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. As used in this Agreement, the words “knowledge,” “known” or similar words or phrases with respect to the Borrower mean the actual knowledge of facts or other information by the Chief Financial Officer and the General Counsel of Borrower and the Trust, without inquiry or investigation, and shall not imply that anyone else’s knowledge is imputed to such individual.

5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property material to its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Encumbrances.

5.09 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The Borrower maintains with insurance companies not Affiliates of the Borrower that the Borrower reasonably believes to be financially sound and reputable, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts, as are customarily carried under similar circumstances by such other Persons, provided, however, that up to 5% of such coverage may be self-insured by Borrower or its Affiliates.

5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

5.12 ERISA Compliance.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws and (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination, opinion or advisory letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by, or shall be timely submitted to, the IRS, and, to the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or any Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or to the knowledge of Borrower any Multiemployer Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not be reasonably by expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. A majority of the Equity Interests in the Borrower are owned by the Trust.

5.14 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. The reports, financial statements, certificates and other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Administrative Agent and the Lenders that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results and the differences may be material).

5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17 Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

5.18 Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or are licensed to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are material to their respective businesses. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person, except for any infringement that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

5.19 REIT Status. The Trust is qualified to elect or has elected status as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Trust as a real estate investment trust.

5.20 Unencumbered Projects. Schedule 5.20 hereto contains a complete and accurate list of Unencumbered Projects as of the Closing Date and as supplemented from time to time in connection with the delivery of a Compliance Certificate pursuant to Section 6.01(c) hereof, including the entity that owns each Unencumbered Project. With respect to each Project identified from time to time as an Unencumbered Project, the Borrower hereby represents and warrants as follows except to the extent disclosed in writing to the Lenders and approved by the Required Lenders (which approval shall not be unreasonably withheld):

(a) No portion of any improvement on the Unencumbered Project is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, the Borrower or the applicable Subsidiary, to the extent the same is available on commercially reasonable terms, has obtained and will maintain insurance coverage for flood and other water damage in the amount of the replacement cost of the improvements at the Unencumbered Project.

(b) To the Borrower’s knowledge, the Unencumbered Project and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws (“Applicable Laws”).

(c) The Unencumbered Project is served by all utilities required for the current use thereof. All utility service is provided by public utilities and the Unencumbered Project has accepted or is equipped to accept such utility service.

(d) All public roads and streets necessary for service of and access to the Unencumbered Project for the current use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

(e) The Unencumbered Project is served by public water and sewer systems or, if the Unencumbered Project is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws with respect to such alternate systems.

(f) The Borrower is not aware of any material latent or patent structural defect in the Unencumbered Project. The Unencumbered Project is free of damage and waste that would materially and adversely affect the value of the Unencumbered Project, and is in adequate repair for its intended use. The Unencumbered Project is free from material damage caused by fire or other casualty. There is no pending or, to the actual knowledge of the Borrower, threatened condemnation proceedings affecting the Unencumbered Project, or any material part thereof.

(g) To the Borrower’s knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Unencumbered Project are in a condition and repair adequate for its intended use and, to the Borrower’s knowledge, in material compliance with all Applicable Laws with respect to such systems.

(h) All improvements on the Unencumbered Project lie within the boundaries and building restrictions of the legal description of record of the Unencumbered Project other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Project, no such improvements encroach upon easements benefiting the Unencumbered Project other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Project and no improvements on adjoining properties encroach upon the Unencumbered Project or easements benefiting the Unencumbered Project other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Project. All access routes that materially benefit the Unencumbered Project are available to the Borrower or the applicable Subsidiary of the Borrower, constitute permanent easements that benefit all or part of the Unencumbered Project or are public property, and the Unencumbered Project, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has any necessary permits for ingress and egress.

(i) There are no material delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Unencumbered Project except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.

(j) Each Unencumbered Project satisfies each of the requirements set forth in the definition of “Unencumbered Project”.

A breach of any of the representations and warranties contained in this Section 5.20 with respect to a Project shall disqualify such Project from being an Unencumbered Project for so long as such breach continues (unless otherwise approved by the Required Lenders) but shall not constitute a Default (unless the elimination of such Property as an Unencumbered Project results in a Default under one of the other provisions of this Agreement).

5.21 OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled directly by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

5.22 Anti-Corruption Laws. To the Borrower’s knowledge, the Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than unasserted contingent indemnification obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary, as the case may be, to:

6.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Consolidated Group, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, prepared by Ernst & Young or other independent certified public accountants of nationally recognized standing;

(b) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter (other than, at the Borrower’s option, the last fiscal quarter of any fiscal year) for the Consolidated Group, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Consolidated Group for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower’s chief financial officer or chief accounting officer;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating whether the Borrower is in compliance with Sections 7.05 and 7.10, including an update of Schedule 5.20 listing all of the Unencumbered Projects as of such date, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.05 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with the quarterly financial statements required under (b) above, a schedule of the Unencumbered Projects comprising the Unencumbered Project Value, summarizing total revenues, expenses, and Unencumbered Project NOI.

(e) promptly following any request thereafter, copies of all periodic and regular reports, registration statements (without exhibits unless expressly requested by Administrative Agent) and prospectuses and all amendments thereto filed by the Trust, the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Trust to its shareholders generally, as the case may be; and

(f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Trust, the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

The Borrower may, in its sole discretion, satisfy its obligations under Sections 6.01(a) and (b) by filing with the SEC Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and such other reports on other forms as may be appropriate at such times and in accordance with the SEC’s rules and the instructions accompanying such forms.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.01(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.02 Notices. Promptly upon Borrower’s receipt of written notice or otherwise becoming aware of the following, notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect;

(d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

(e) of the Borrower’s receipt of a Credit Rating or any change to the Borrower’s Credit Rating.

Each notice pursuant to this Section 6.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.02(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.03 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property that is not a Permitted Encumbrance; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness the non-payment of which would reasonably be expected to have a Material Adverse Effect.

6.04 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.05 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; provided that this Section shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Insurance. Maintain with insurance companies not Affiliates of the Borrower that the Borrower reasonably believes to be financially sound and reputable, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts, as are customarily carried under similar circumstances by such other Persons, provided, however, that up to 5% of such coverage may be self-insured by Borrower or its Affiliates.

6.07 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.08 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.09 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided the Borrower is given the opportunity to be present for such discussions), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that unless an Event of Default exists the Borrower shall only be required to pay the reasonable and documented expenses for one visit during any calendar year.

6.10 Use of Proceeds and Letters of Credit. The Letters of Credit and the proceeds of the Loans will be used only for general business purposes of the Borrower (including capital needs, closing costs, and financing for property acquisitions). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.

6.11 REIT Status. The Trust will at all times comply with all applicable provisions of the Code necessary to allow the Trust to qualify for status as a real estate investment trust.

6.12 Subsidiary Guarantees. (a) The Borrower shall cause each of its Subsidiaries other than Excluded Subsidiaries and Excluded Foreign Subsidiaries to execute and deliver to the Administrative Agent the Subsidiary Guaranty as required under Article IV above. Except as otherwise provided in Section 6.12(b), the Borrower shall cause each Subsidiary (other than Excluded Subsidiaries and Excluded Foreign Subsidiaries) first formed or acquired after the date hereof to execute and deliver to the Administrative Agent, on or prior to the date that the

Borrower’s next quarterly Compliance Certificate is due pursuant to Section 6.01(c), a joinder in the Subsidiary Guaranty. Also, if any Subsidiary which had previously been an Excluded Subsidiary or an Excluded Foreign Subsidiary ceases to be an Excluded Subsidiary or an Excluded Foreign Subsidiary, except as otherwise provided in Section 6.12(b), the Borrower shall, on or prior to the date that the Borrower’s next quarterly Compliance Certificate is due pursuant to Section 6.01(c), cause such Subsidiary to execute and deliver to the Administrative Agent a joinder in the Subsidiary Guaranty.

(b) The Subsidiary Guarantors shall be automatically released from their obligations under the Subsidiary Guaranty once Borrower provides a certification to Administrative Agent that the Subsidiary Guarantors have been released from liability for any other unsecured Indebtedness and from liability under any guaranties of Indebtedness. At the request of Administrative Agent, Borrower shall provide documentation to Administrative Agent evidencing such release.

(c) A Subsidiary shall be automatically released from its obligations under the Subsidiary Guaranty (i) if such Subsidiary shall subsequently become an Excluded Subsidiary or Excluded Foreign Subsidiary, provided that if such Subsidiary owns a Project that had been included as an Unencumbered Project, the Borrower must provide an updated Compliance Certificate as a condition to such release, demonstrating that the Borrower is in compliance with all of its covenants without including such Project as an Unencumbered Project, or (ii) if there is a Disposition of such Subsidiary or such Subsidiary’s assets permitted by Section 7.03(b). Subject to the foregoing, the Administrative Agent shall, from time to time, upon request from the Borrower, execute and deliver to the Borrower a written acknowledgement that a Subsidiary has been released from its obligations under the Subsidiary Guaranty and the Lenders and the L/C Issuer hereby authorize the Administrative Agent to deliver such acknowledgement.

6.13 Anti-Corruption Laws. Conduct its businesses to Borrower’s knowledge in compliance with the United States Foreign Corrupt Practices Act of 1977, and other similar anti-corruption legislation in other jurisdictions. and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII. NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than unasserted contingent indemnification obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit the Trust or any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Encumbrances.

7.02 Investments. Make any Investments, except:

(a) Cash and Cash Equivalents and deposit accounts and securities accounts maintained in the ordinary course of business;

(b) Projects;

(c) Investments in Subsidiaries;

(d) Investments in Investment Affiliates whose primary operations consist of the ownership, development, operation and management of industrial properties;

(e) Equity Interests holdings other than those described in clauses (c) and (d) above;

(f) Mortgage loan holdings;

(g) Ownership of unimproved land on which no material improvements have been commenced;

(h) Ownership of Assets Under Development;

(i) Swap Contracts;

(j) Guarantee Obligations not prohibited hereunder; and

(k) Investments in debt or equity securities received from account debtors in connection with the settlement of obligations owing by such account debtors;

provided that, after giving effect to such Investments: (i) the aggregate value (valued as set forth in the definition of “Total Asset Value”) of Assets Under Development plus the value of all assets described in clauses (d) through (g) above, plus the value of all Projects located outside the United States shall not at any time exceed thirty percent (30%) of Total Asset Value, (ii) the aggregate value of all investments described in clause (f) above shall not exceed 10% of Total Asset Value, and (iii) the aggregate value of all Assets Under Development shall not exceed 20% of Total Asset Value.

7.03 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Wholly-Owned Subsidiary is merging with another Subsidiary that is not a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person;

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), and the Borrower may Dispose of its Equity Interests in any Subsidiary, provided that if such Subsidiary owns a Project that had been included as an Unencumbered Project, and the Project Value of such Project together with the Project Value of any other Unencumbered Projects being sold in the same or related transactions is $50,000,000 or more, the Borrower must provide an updated Compliance Certificate as a condition to the Disposition being permitted hereby, demonstrating that the Borrower is in compliance with all of its covenants without including such Project as an Unencumbered Project; and

(c) the Borrower or the Trust may enter into a merger in which such entity is the survivor.

7.04 INTENTIONALLY DELETED.

7.05 Restricted Payments.

(b) Make directly or indirectly any Restricted Payment, if such payment would cause all Restricted Payments made in any period of four consecutive fiscal quarters to exceed the greater of (x) 95% of Adjusted Funds From Operations for such four fiscal quarter period and (y) the amount necessary for the Trust to maintain its status as a real estate investment trust; or

(c) Declare any Restricted Payment which, when paid, would cause a violation of clause (a) of this Section 7.05; or

(d) Make any Restricted Payments without the consent of the Required Lenders at any time during which a Default under clause (a) of Section 8.01 is continuing, except to the extent necessary for the Trust to maintain its status as a real estate investment trust.

7.06 Change in Nature of Business. Engage to any material extent in any business if, as a result, the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

7.07 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (c) Restricted Payments permitted by Section 7.05.

7.08 INTENTIONALLY DELETED.

7.09 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.10 Financial Covenants.

(a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than $1,926,301,675.50 plus seventy-five percent (75%) of the aggregate proceeds received by the Borrower or the Trust (net of reasonable related fees and expenses) in connection with any offering of stock or other equity after December 31, 2014.

(b) Consolidated Fixed Charge Coverage. Permit Consolidated EBITDA to be less than 1.50 times Fixed Charges at the end of any fiscal quarter, determined based on information for the most recent quarter annualized.

(c) Consolidated Leverage Ratio. Permit Total Indebtedness to be more than sixty percent (60%) of Total Asset Value at any date of determination, which may be increased to sixty-five percent (65%) for two consecutive quarters immediately following a Material Acquisition.

(d) Secured Indebtedness. Permit Total Secured Indebtedness to exceed thirty-five percent (35%) of Total Asset Value at any date of determination.

(e) Unsecured Indebtedness. Permit Total Unsecured Indebtedness to exceed sixty percent (60%) of Total Unencumbered Project Pool Value at any date of determination, which can be increased to sixty-five percent (65%) for two consecutive quarters immediately following a Material Acquisition.

(f) Unencumbered Interest Coverage. Permit the total Unencumbered Project NOI for all Unencumbered Projects in the aggregate to be less than 1.75 times the Recurring Interest Expense relating to Total Unsecured Indebtedness at the end of any fiscal quarter, determined based on information for the most recent quarter annualized.

7.11 Sanctions. Directly or indirectly, knowingly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.12 Anti-Corruption Laws. Knowingly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.02(a), 6.04 (with respect to the Borrower’s existence), 6.10 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days provided that such period shall be extended for up to an additional 30 days so long as such breach is reasonably susceptible of cure within such additional period and the Borrower diligently and in good faith continues to attempt to cure such breach; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) Any event or condition occurs that (after giving effect to any notice or grace periods applicable thereto) results in any Material Recourse Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Recourse Indebtedness or any trustee or agent on its or their behalf to cause any Material Recourse Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) any event or condition occurs that (after giving effect to any notice or grace periods applicable thereto) results in any Material Non-Recourse Indebtedness becoming due prior to its stated maturity or any other event occurs that causes any Material Non-Recourse Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Non-Recourse Indebtedness to be made, prior to its stated maturity; provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $25,000,000 (to the extent not covered by independent third-

party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which when taken together with all other ERISA Events that have occurred has resulted or would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.04 and 2.17; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX. ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-

agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation or Removal of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower or be removed by the Required Lenders for cause (which shall be gross negligence or willful misconduct) by notice to the Borrower, the Administrative Agent and the L/C Issuer. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or after the Required Lenders give notice of removal for cause, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation by or removal of Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line

Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(d). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Documentation Agents, Co-Documentation Agents, Managing Agents, or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Lender Reply Period. All communications from Administrative Agent to the Lenders requesting the Lenders’ determination, consent or approval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such determination, consent or approval is requested, (iii) shall include a legend substantially as follows, printed in capital letters or boldface type:

“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE MATTER DESCRIBED ABOVE.”

and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly to any such request, but in any event within fifteen (15) Business Days after the delivery of such request by Administrative Agent (the “Lender Reply Period”). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Required Lenders or all of the Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

ARTICLE X. MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the

Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend or waive any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 2.14 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change the definition of “Applicable Percentage” or “Applicable Revolving Credit Percentage”;

(g) change (i) any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (ii) the definition of “Required Revolving Credit Lenders” or “Required Term Lenders” without the written consent of each Lender under the Revolving Credit Facility or the Term Facilities, respectively;

(h) release the Trust as a Guarantor or, except as permitted by Section 6.12, release all or substantially all of the Subsidiary Guarantors;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent and the Borrower (i) to add one or more additional term loan facilities to this Agreement subject to the limitations in Section 2.16, the exercise by Borrower of the extension option set forth in Section 2.15, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing Facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing Facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders, the Required Revolving Credit Lenders, the Required Term Lenders or by any other number, percentage or class of Lenders hereunder.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices. Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay all reasonable and documented out of pocket expenses (i) incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out of pocket fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, and without limiting the Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage of all of the Facilities (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), L/C Issuer, or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of the Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the applicable Facility or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Bid Loans or the Swing Line Lender’s rights and obligations in respect of Swing Line Loans and shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund; and

(D) the consent of the L/C Issuer and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.

Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the

Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal

Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or Section 10.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.05 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between the Borrower and its and Affiliates, on the one hand, and the Administrative Agent the Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arrangers has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arrangers has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless provided in this Agreement or otherwise as expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19 Time of the Essence. Time is of the essence of the Loan Documents.

10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.21 Amendment and Restatement. This Agreement amends, restates and supersedes in its entirety the Existing Credit Agreement. Borrower (a) acknowledges and agrees that the “Obligations” (as defined in the Existing Credit Agreement) outstanding on the date of this Agreement are owing to Administrative Agent and the Lenders; (b) reaffirms all of the “Obligations” (as defined in the Existing Credit Agreement) outstanding on the date of this Agreement; (c) acknowledges and agrees that this Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any such obligations; (d) acknowledges and agrees that nothing herein contained shall be construed as a substitution or novation of the “Obligations” (as defined in the Existing Credit Agreement) outstanding on the date of this Agreement under the Existing Credit Agreement, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith; and (e) acknowledges and agrees that nothing expressed or implied in this Agreement shall be construed as a release or other discharge of Borrower from any of its “Obligations” (as defined in the Existing Credit Agreement) outstanding on the date of this Agreement under the Existing Credit Agreement or any of the other loan documents executed in connection therewith except as modified hereby or by instruments executed concurrently herewith.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP, a Delaware limited partnership

By:	DCT Industrial Trust Inc., its sole general partner

	By:	/s/ Matthew Murphy
	Name:	Matthew Murphy
	Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kurt Mathison
Name:	Kurt Mathison
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Kurt Mathison
Name:	Kurt Mathison
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ Kevin A. Stacker
Name:	Kevin A. Stacker
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ James A. Harmann
Name:	James A. Harmann
Title:	Senior Vice President

CAPITAL ONE NATIONAL ASSOCIATION, as Documentation Agent and as a Lender

By:	/s/ Frederick Denecke
Name:	Frederick Denecke
Title:	Senior Vice President

CITIBANK, N.A., as Documentation Agent and as a Lender

By:	/s/ Stephanie Liu
Name:	Stephanie Liu
Title:	Associate

JPMORGAN CHASE BANK, N.A., as Documentation Agent and as a Lender

By:	/s/ Brendan Poe
Name:	Brendan Poe
Title:	Executive Director

MUFG UNION BANK, N.A., as Documentation Agent and as a Lender

By:	/s/ Juliana Matson
Name:	Juliana Matson
Title:	Director

REGIONS BANK, as Documentation Agent and as a Lender

By:	/s/ Lori Chambers
Name:	Lori Chambers
Title:	President

U.S. BANK, NATIONAL ASSOCIATION, as Documentation Agent and as a Lender

By:	/s/ Benjamin Kuruvila
Name:	Benjamin Kuruvila
Title:	Assistant Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael J. Sedivy
Name:	Michael J. Sedivy
Title:	Senior Vice President

BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Amanda VanScooter
Name:	Amanda VanScooter
Title:	Loan Administration

COMERICA BANK, as a Lender

By:	/s/ Michael T. Shea
Name:	Michael T. Shea
Title:	Vice President

TD BANK, N.A., as a Lender

By:	/s/ Mauricio Duran
Name:	Mauricio Duran
Title:	Vice President

CITY NATIONAL BANK, as a Lender

By:	/s/ Bob Besser
Name:	Bob Besser
Title:	Senior Vice President

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

DCT Industrial Operating Partnership, LP $625,000,000 Senior Unsecured Credit Facility
		Revolver		Tranche 1 Term Loan		Tranche 2 Term Loan		Total Facility
Institution	Title	Allocation	Percentage	Allocation		Percentage		Allocation	Percentage
Bank of America, N.A.	Administrative Agent	$44,800,000.00	11.200000000%	$14,000,000.00	11.200000000%	$11,200,000.00	11.200000000%	$70,000,000.00	11.200000000%
Wells Fargo Bank, National Association	Syndication Agent	44,800,000.00	11.200000000%	14,000,000.00	11.200000000%	11,200,000.00	11.200000000%	$70,000,000.00	11.200000000%
PNC Bank, National Association	Syndication Agent	44,800,000.00	11.200000000%	14,000,000.00	11.200000000%	11,200,000.00	11.200000000%	$70,000,000.00	11.200000000%
Regions Bank	Documentation Agent	38,400,000.00	9.600000000%	12,000,000.00	9.600000000%	9,600,000.00	9.600000000%	$60,000,000.00	9.600000000%
U.S. Bank National Association	Documentation Agent	38,400,000.00	9.600000000%	12,000,000.00	9.600000000%	9,600,000.00	9.600000000%	$60,000,000.00	9.600000000%
Citibank, N.A.	Documentation Agent	28,800,000.00	7.200000000%	9,000,000.00	7.200000000%	7,200,000.00	7.200000000%	$45,000,000.00	7.200000000%
JP Morgan Chase Bank, N.A.	Documentation Agent	28,800,000.00	7.200000000%	9,000,000.00	7.200000000%	7,200,000.00	7.200000000%	$45,000,000.00	7.200000000%
Capital One National Association	Documentation Agent	28,800,000.00	7.200000000%	9,000,000.00	7.200000000%	7,200,000.00	7.200000000%	$45,000,000.00	7.200000000%
MUFG Union Bank, N.A.	Documentation Agent	28,800,000.00	7.200000000%	9,000,000.00	7.200000000%	7,200,000.00	7.200000000%	$45,000,000.00	7.200000000%
Associated Bank, National Association	Participant	16,000,000.00	4.000000000%	5,000,000.00	4.000000000%	4,000,000.00	4.000000000%	$25,000,000.00	4.000000000%
Bank of New York Mellon	Participant	16,000,000.00	4.000000000%	5,000,000.00	4.000000000%	4,000,000.00	4.000000000%	$25,000,000.00	4.000000000%
Comerica Bank	Participant	16,000,000.00	4.000000000%	5,000,000.00	4.000000000%	4,000,000.00	4.000000000%	$25,000,000.00	4.000000000%
TD Bank, N.A.	Participant	16,000,000.00	4.000000000%	5,000,000.00	4.000000000%	4,000,000.00	4.000000000%	$25,000,000.00	4.000000000%
City National Bank	Participant	9,600,000.00	2.400000000%	3,000,000.00	2.400000000%	2,400,000.00	2.400000000%	$15,000,000.00	2.400000000%

Total		$400,000,000.00	100.000000000%	$125,000,000.00	100.000000000%	$100,000,000.00	100.000000000%	$625,000,000.00	100.000000000%

SCHEDULE 5.06

LITIGATION

None

SCHEDULE 5.13

SUBSIDIARIES,

OTHER EQUITY INVESTMENTS

AND EQUITY INTERESTS IN THE BORROWER

Part (a). Subsidiaries.

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	ADC NORTH – DCT/SIP LLC	100.0%	DE
Property	ADC NORTH - DCT/SIP PHASE 2 LLC	100.0%	DE
GP of Property	ADC NORTH GP LLC	100.0%	DE
Property	ADC NORTH LP	100.0%	DE
Property	CABOT GREENWOOD HOLDINGS, LLC	100.0%	DE
Property	CIVF I - CA1M01& CA1W01, LLC	100.0%	DE
Property	CIVF I - CA1M02 & CA1M03, LLC	100.0%	DE
Property	CIVF I - CA1M04, LLC	100.0%	DE
Property	CIVF I - CA1M05, LLC	100.0%	DE
Property	CIVF I - GA1M01, LLC	100.0%	DE
Property	CIVF I - GA1M02, GA1M03 & GA1W08-GA1W10, LLC	100.0%	DE
Property	CIVF I - GA1M04 & GA1M05, LLC	100.0%	DE
Property	CIVF I - GA1W01, LLC	100.0%	DE
Property	CIVF I - GA1W02-GA1W07, LLC	100.0%	DE
Property	CIVF I - GA1W13, GA1W12 & GA1W11, LLC	100.0%	DE
Property	CIVF I - GA1W14, LLC	100.0%	DE
Property	CIVF I - GA1W15-W23, LLC	100.0%	DE
Property	CIVF I - GA1W24, LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	CIVF I - GA1W25, LLC	100.0%	DE
Property	CIVF I - IL1B01 & IL1M01, LLC	100.0%	DE
Property	CIVF I - IL1M02, LLC	100.0%	DE
Property	CIVF I - IL1M03, LLC	100.0%	DE
Property	CIVF I - IL1W02, LLC	100.0%	DE
Property	CIVF I - KY1B01 & KYB02, LLC	100.0%	DE
Property	CIVF I - KY1M01-KY1M06 & KY1W01, LLC	100.0%	DE
Property	CIVF I - MA1M01, LLC	100.0%	DE
Property	CIVF I - MD1M01, LLC	100.0%	DE
Property	CIVF I - MD1M04, LLC	100.0%	DE
Property	CIVF I - NJ1B02, LLC	100.0%	DE
Property	CIVF I - NJ1W01, LLC	100.0%	DE
Property	CIVF I - OH1B01, LLC	100.0%	DE
Property	CIVF I - OH1B02, LLC	100.0%	DE
Property	CIVF I - OH1B03, LLC	100.0%	DE
Property	CIVF I - OH2B01 & OH2M01, LLC	100.0%	DE
Property	CIVF I - TX GP, LLC	100.0%	DE
Property	CIVF I - TX1B01 & B02, M02-M05, W04, W07-W10, L.P.	100.0%	DE
Property	CIVF I - TX1L03, L.P.	100.0%	DE
Property	CIVF I - TX1L04, L.P.	100.0%	DE
Property	CIVF I - TX1M01, L.P.	100.0%	DE
Property	CIVF I - TX1W02, L.P.	100.0%	DE
Property	CIVF I - TX1W05-W06, L.P.	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	CIVF I - TX1W11-TX1W17, LP	100.0%	DE
Property	CIVF I - TX1W18&TX1W19, L.P.	100.0%	DE
Property	CIVF I - TX1W20&TX1W21, L.P.	100.0%	DE
Property	CIVF I - TX1W22, L.P.	100.0%	DE
Property	CIVF I - TX1W23, L.P.	100.0%	DE
Property	CIVF I - WA1B01, LLC	100.0%	DE
Property	CIVF I - WA1M01- WA1M04, LLC	100.0%	DE
Property	CIVF I - WA1M05 & M06, LLC	100.0%	DE
Property	CIVF I - WA1M07, LLC	100.0%	DE
Property	CIVF I CHARWOOD SUB, LLC	100.0%	DE
Property	DCT - AZ 2004 RN PORTFOLIO D, LLC	100.0%	DE
Property	DCT - AZ 2004 RN PORTFOLIO L, LLC	100.0%	DE
Property	DCT - AZ 2004 RN PORTFOLIO U, LLC	100.0%	DE
Property	DCT – BUFORD II LLC	100.0%	DE
GP of Property	DCT - CA 2004 RN PORTFOLIO GP LLC	100.0%	DE
Property	DCT - CA 2004 RN PORTFOLIO L, LP	100.0%	DE
GP of Property	DCT - EASTPARK I GP LLC	100.0%	DE
Property	DCT - EASTPARK I LP	100.0%	DE
GP of Property	DCT - EASTPARK II GP LLC	100.0%	DE
Property	DCT - EASTPARK II LP	100.0%	DE
Property	DCT - GA 2004 RN PORTFOLIO L, LLC	100.0%	DE
Property	DCT - GA 2004 RN PORTFOLIO U, LLC	100.0%	DE
Property	DCT - IL S GARY LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
GP of Property	DCT - SHELBY 19 GP LLC	100.0%	DE
Property	DCT - SHELBY 19 LP	100.0%	DE
GP of Property	DCT - SHELBY 4 GP LLC	100.0%	DE
Property	DCT - SHELBY 4 LP	100.0%	DE
GP of Property	DCT - SHELBY 5 GP LLC	100.0%	DE
Property	DCT - SHELBY 5 LP	100.0%	DE
Property	DCT – SOUTHCREEK IV LLC	100.0%	DE
GP of Property	DCT - TX 2004 RN PORTFOLIO GP LLC	100.0%	DE
GP of Property	DCT - TX 2004 RN PORTFOLIO GREENBRIAR GP LLC	100.0%	DE
Property	DCT - TX 2004 RN PORTFOLIO GREENBRIAR LP	100.0%	DE
Property	DCT - TX 2004 RN PORTFOLIO L, LP	100.0%	DE
GP of Property	DCT - TX 2004 RN PORTFOLIO SHILOH GP LLC	100.0%	DE
Property	DCT - TX 2004 RN PORTFOLIO SHILOH LP	100.0%	DE
Property	DCT 101 RRNJ LLC	100.0%	DE
Property	DCT 1045 GREENS PARKWAY LLC	100.0%	DE
Property	DCT 1050 NORTHBROOK PARKWAY LLC	100.0%	DE
Property	DCT 10610 WEST SAM HOUSTON LLC	100.0%	DE
Property	DCT 11180 RANCH LLC	100.0%	DE
Property	DCT 11400 NW LLC	100.0%	DE
Property	DCT 1165 BOLDT PARK LLC	100.0%	DE
Property	DCT 1201 PERRY LLC	100.0%	DE
Property	DCT 12250 4TH STREET LLC	100.0%	DE
Property	DCT 1450 REMINGTON LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT 1575-1595 HIGH POINT DRIVE LLC	100.0%	DE
GP of Property	DCT 1615 DIPLOMAT GP LLC	100.0%	DE
Property	DCT 1615 DIPLOMAT LP	100.0%	DE
Property	DCT 16218 ARTHUR LLC	100.0%	DE
Property	DCT 191 NORTH AVENUE LLC	100.0%	DE
Property	DCT 200-220 CORPORATE DRIVE LLC	100.0%	DE
Property	DCT 2141 NW 72ND AVENUE LLC	100.0%	DE
Property	DCT 2200 ARTHUR LLC	100.0%	DE
Property	DCT 228th STREET LLC	100.0%	DE
Property	DCT 230 JOHNSON ROAD LLC	100.0%	DE
Property	DCT 2413 PROSPECT LLC	100.0%	DE
Property	DCT 300-330 CORPORATE DRIVE LLC	100.0%	DE
Property	DCT 305-325 CORPORATE DRIVE LLC	100.0%	DE
Property	DCT 309 JOHNSON ROAD LLC	100.0%	DE
Property	DCT 30th TERRACE LLC	100.0%	DE
Property	DCT 3136 VICTORIA LLC	100.0%	DE
Property	DCT 3401 SOUTH LLC	100.0%	DE
Property	DCT 350-370 RIVER RIDGE ROAD LLC	100.0%	DE
Property	DCT 4117 PINNACLE II LLC	100.0%	DE
Property	DCT 4200 DIPLOMACY LLC	100.0%	DE
Property	DCT 435 HENRY LLC	100.0%	DE
Property	DCT 4800 CENTRAL LLC	100.0%	DE
Property	DCT 500 KENNEDY LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT 505 AIRLINE LLC	100.0%	DE
Property	DCT 5800 COLISEUM LLC	100.0%	DE
Property	DCT 5TH STREET LLC	100.0%	DE
Property	DCT 6th & ROCHESTER LLC	52.6%	DE
Property	DCT 700 MILWAUKEE LLC	100.0%	DE
Property	DCT 7000 COBB LLC	100.0%	DE
Property	DCT 7050 BENNINGTON LLC	100.0%	DE
Property	DCT 777 MARK LLC	100.0%	DE
Property	DCT 8701 WAREHOUSE TX LLC	100.0%	DE
Property	DCT 8th & VINEYARD LLC	91.0%	DE
Property	DCT ADC NORTH LLC	100.0%	DE
Property	DCT AEROPARK LLC	100.0%	DE
Property	DCT AIR CENTER LLC	100.0%	DE
Property	DCT AIRPORT DRIVE LLC	100.0%	DE
Property	DCT AIRTEX II LLC	100.0%	DE
Property	DCT AIRTEX LLC	100.0%	DE
Property	DCT ALPINE WAY LLC	100.0%	DE
GP of Property	DCT AMERICAN WAY GP LLC	100.0%	DE
Property	DCT AMERICAN WAY LP	100.0%	DE
Property	DCT ANTOINE BELTWAY LLC	100.0%	DE
Property	DCT ARTHUR AVENUE LLC	100.0%	DE
Property	DCT ATL PORTFOLIO LLC	100.0%	DE
Property	DCT AUBURN 44 LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT BATTLE DRIVE LLC	100.0%	DE
GP of Property	DCT BAYSIDE GP LLC	100.0%	DE
GP of Property	DCT BAYSIDE GP LLC	100.0%	DE
Property	DCT BAYSIDE LP	100.0%	DE
Property	DCT BECKLEY LLC	100.0%	DE
GP of Property	DCT BELTWAY 8 II GP LLC	100.0%	DE
Property	DCT BELTWAY 8 II LP	100.0%	DE
Member of Property	DCT BETHLEHEM CROSSING HOLDINGS LLC	100.0%	DE
Property	DCT BETHLEHEM CROSSING LLC	100.0%	DE
Property	DCT BLACKHAWK CENTER LLC	100.0%	DE
Property	DCT BOBALI DRIVE LLC	100.0%	DE
GP of Property	DCT BOGGY CREEK FL GP LLC	100.0%	DE
Property	DCT BOGGY CREEK FL LP	100.0%	DE
Property	DCT BOLDT PARK LLC	100.0%	DE
Property	DCT BOLLMAN MD LLC	100.0%	DE
GP of Property	DCT BONDESEN - BELTWAY 8 - RITTIMAN GP LLC	100.0%	DE
Property	DCT BONDESEN - BELTWAY 8 - RITTIMAN LP	100.0%	DE
GP of Property	DCT BONDESEN NORTH GP LLC	100.0%	DE
Property	DCT BONDESEN NORTH LP	100.0%	DE
Property	DCT BORDERS LLC	100.0%	DE
Property	DCT BRAWNER LLC	100.0%	DE
Property	DCT BUFORD 200 LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT BYRON ROAD LLC	100.0%	DE
Property	DCT CARGO LLC	100.0%	DE
Property	DCT CARGO MEMBER LLC	100.0%	DE
Property	DCT CENTER AVENUE LLC	100.0%	DE
GP of Property	DCT CENTRAL GREEN GP LLC	100.0%	DE
Property	DCT CENTRAL GREEN LP	100.0%	DE
GP of Property	DCT CF GP LLC	100.0%	DE
Property	DCT CF I LP	100.0%	DE
GP of Property	DCT CHERRY STREET CA GP LLC	100.0%	DE
Property	DCT CHERRY STREET CA LP	100.0%	DE
Property	DCT CHICKASAW A LP	100.0%	DE
GP of Property	DCT CHICKASAW GP A LLC	100.0%	DE
GP of Property	DCT CHICKASAW GP H LLC	100.0%	DE
Property	DCT CHICKASAW H LP	100.0%	DE
Property	DCT CHINO LLC	100.0%	DE
Property	DCT CLAYMOORE LLC	100.0%	DE
Property	DCT COLOMBARD LLC	100.0%	DE
Corporate - OP Sub	DCT COLUMN I LLC (Holding company)	100.0%	DE
Property	DCT COMMERCE FARMS LLC	100.0%	DE
Property	DCT CREEK ROAD OH LLC	100.0%	DE
Property	DCT CREEKSIDE I LLC	100.0%	DE
Property	DCT CREEKSIDE II LLC	100.0%	DE
Property	DCT CREEKSIDE IV LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT CYPRESS PARK, LP	100.0%	DE
Corporate - OP Sub	DCT DANUBIO LLC	100.0%	DE
Property	DCT DELLA COURT LLC	100.0%	DE
Property	DCT DESOTO LLC	100.0%	DE
GP of Property	DCT DFW GP LLC	100.0%	DE
Property	DCT DFW LP	100.0%	DE
Property	DCT DIRECTORS ROW LLC	100.0%	DE
Property	DCT DORSEY ROAD LLC	100.0%	DE
Property	DCT DULLES PHASE I LLC	100.0%	DE
Property	DCT DULLES PHASE II LLC	100.0%	DE
Cons Dev JV - OP Sub	DCT DULLES SUMMIT LLC	100.0%	DE
Cons Dev JV - Sub	DCT DULLES TRS LLC	100.0%	DE
Property	DCT DULUTH LLC	100.0%	DE
Property	DCT EAST PARK 5 LLC	100.0%	DE
GP of Property	DCT EASTGATE GP LLC	100.0%	DE
Property	DCT EASTGATE LP	100.0%	DE
Property	DCT ECKHOFF STREET LLC	100.0%	DE
Property	DCT EISENHOWER LLC	100.0%	DE
Property	DCT EVERGREEN LLC	100.0%	DE
Property	DCT FAIRBANKS 8 LLC	100.0%	DE
GP of Property	DCT FAIRBANKS GP LLC	100.0%	DE
Property	DCT FAIRBANKS LP	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT FAIRFIELD LEHIGH LLC	100.0%	DE
Property	DCT FIFE 45 LLC	100.0%	DE
Property	DCT FIFE 45 NORTH LLC	100.0%	DE
Property	DCT FIFE 45 SOUTH LLC	100.0%	DE
GP of Property	DCT FITE COURT GP LLC	100.0%	DE
Property	DCT FITE COURT LP	100.0%	DE
Property	DCT FONTANA LLC	100.0%	DE
GP of Property	DCT FOOTHILL GP LLC	100.0%	DE
Property	DCT FOOTHILL LP	100.0%	DE
Property	DCT FRANKFORD 8B LLC	100.0%	DE
Property	DCT FRANKLIN ROAD LLC	100.0%	DE
Property	DCT FREDERICKSBURG LLC	100.0%	DE
Property	DCT FREEMAN ROAD LLC	100.0%	DE
Property	DCT FREEPORT DRIVE LLC	100.0%	DE
GP of Property	DCT GRAND RIVER GP LLC	100.0%	DE
Property	DCT GRAND RIVER LP	100.0%	DE
Property	DCT GREENLEAF LLC	100.0%	DE
GP of Property	DCT GREENS CROSSING GP LLC	100.0%	DE
Property	DCT GREENS CROSSING LP	100.0%	DE
GP of Property	DCT GSW GATEWAY 3 GP LLC	100.0%	DE
Property	DCT GSW GATEWAY 3 LP	100.0%	DE
Property	DCT GUION ROAD LLC	100.0%	DE
Property	DCT HANOVER LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT HARLAN ROAD LLC	100.0%	DE
Property	DCT HATHAWAY LLC	100.0%	DE
Property	DCT HAVEN A LLC	44.8%	DE
Property	DCT HAVEN G LLC	52.6%	DE
Property	DCT HIGH STREET LLC	100.0%	DE
Property	DCT HOLLISTER RD LLC	100.0%	DE
GP of Property	DCT HOLMESCREST LANE GP LLC	100.0%	DE
Property	DCT HOLMESCREST LANE LP	100.0%	DE
Property	DCT INDEPENDENCE LLC	100.0%	DE
TRT Fund I	DCT INDUSTRIAL FUND II LLC	100.0%	DE
TRT Fund II	DCT INDUSTRIAL FUND II(2) LLC	100.0%	DE
TRT Fund III	DCT INDUSTRIAL FUND III LLC	100.0%	DE
Corporate - OP Sub	DCT INDUSTRIAL OPERATING LLC	100.0%	DE
Corporate - TRS	DCT INDUSTRIAL TRS INC.	100.0%	DE
Corporate - REIT	DCT INDUSTRIAL VALUE FUND I, INC	100.0%	MD
Corporate - OP	DCT INDUSTRIAL VALUE FUND I, L.P.	100.0%	DE
Property	DCT INTERPARK 70 LLC	100.0%	DE
Property	DCT JAMIKE KY LLC	100.0%	DE
Property	DCT JEFFERSON LLC	100.0%	DE
Property	DCT JURUPA RANCH LLC	100.0%	DE
Property	DCT KENNEDY LLC	100.0%	DE
Property	DCT LA REUNION LLC	100.0%	DE
Property	DCT LAKE PARK DRIVE LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT LAPORTE LLC	100.0%	DE
Property	DCT LOGISTICS WAY	100.0%	DE
Property	DCT LOMBARD ROAD LLC	100.0%	DE
Property	DCT LOUISVILLE LOGISTICS LLC	100.0%	DE
Property	DCT LUNT AVENUE LLC	100.0%	DE
Property	DCT MALLARD LLC	100.0%	DE
Payroll Entity	DCT MANAGEMENT LLC	100.0%	DE
Sole Member of DCT Management LLC	DCT MANAGEMENT TRS LLC	100.0%	DE
Property	DCT MARINE DRIVE SC LLC	100.0%	DE
Property	DCT MARKET STREET LLC	100.0%	DE
Property	DCT MARYLAND LLC	100.0%	DE
Property	DCT MASON MILL ROAD LLC	100.0%	DE
Property	DCT MCCOOK INDUSTRIAL LLC	100.0%	DE
GP of Property	DCT MEMPHIS TRADE CENTER III GP, LLC	100.0%	DE
Property	DCT MEMPHIS TRADE CENTER III, LP	100.0%	DE
Property	DCT MERIDIAN DRIVE LLC	100.0%	DE
Corporate - OP Sub	DCT MEXICO MANAGEMENT GP LLC	100.0%	DE
Corporate - OP Sub	DCT MEXICO MANAGEMENT S de R.L. de C.V.	100.0%	DE
Corporate - OP Sub	DCT MEXICO MEMBER LLC	100.0%	DE
GP of Property	DCT MIAMI SERVICE GP LLC	100.0%	DE
Property	DCT MIAMI SERVICE LP	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
GP of Property	DCT MID SOUTH LOGISTICS V GP LLC	100.0%	DE
Property	DCT MID SOUTH LOGISTICS V LP	100.0%	DE
Property	DCT MILES PARK LLC	100.0%	DE
Property	DCT MISSION STREET LLC	100.0%	DE
Property	DCT MITCHELL COURT LLC	100.0%	DE
Property	DCT MOHAWK LLC	100.0%	DE
Property	DCT MORSE AVENUE LLC	100.0%	DE
Property	DCT NEW DURHAM LLC	100.0%	DE
Property	DCT NEWPOINT LLC	100.0%	DE
Property	DCT NORTH 45TH AVENUE LLC	100.0%	DE
Property	DCT NORTH MICHAEL LLC	100.0%	DE
GP of Property	DCT NORTHLAKE GP LLC	100.0%	DE
Property	DCT NORTHLAKE LP	100.0%	DE
Property	DCT NORTHMONT 600 LLC	100.0%	DE
Property	DCT NORTHMONT LLC	100.0%	DE
Property	DCT NORTHWEST CROSSROADS LLC	100.0%	DE
Property	DCT NORTHWEST OH LLC	100.0%	DE
Property	DCT NW 159 MIAMI GARDENS LLC	100.0%	DE
GP of Property	DCT NW PLACE TX GP LLC	100.0%	DE
Property	DCT NW PLACE TX LP	100.0%	DE
Property	DCT OAKLEY LLC	100.0%	DE
Property	DCT OKANELLA LLC	100.0%	DE
GP of Property	DCT ORLANDO 1 GP, LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
GP of Property	DCT ORLANDO ADC GP LLC	100.0%	DE
Property	DCT ORLANDO ADC LP	100.0%	DE
Property	DCT OTA FARMS LLC	100.0%	DE
Property	DCT PACIFIC COAST LLC	100.0%	DE
Property	DCT PAINTER LLC	100.0%	DE
Property	DCT PALMER 1 LLC	100.0%	DE
Property	DCT PALMIOWA LLC	52.6%	DE
Property	DCT PALMYRITA LLC	52.6%	DE
Property	DCT PAN AMERICAN LLC	100.0%	DE
Property	DCT PARK WEST II, LLC	100.0%	DE
Property	DCT PARK WEST LLC	100.0%	DE
Property	DCT PEAK ADC LLC	100.0%	DE
Property	DCT PECOS LLC	100.0%	DE
Property	DCT PEMBROKE LLC	90.0%	DE
Property	DCT PEORIA STREET LLC	100.0%	DE
Property	DCT PERRY ROAD LLC	100.0%	DE
Property	DCT PHOENIX LLC	100.0%	DE
Property	DCT PINEMONT LLC	100.0%	DE
GP of Property	DCT PINNACLE GP LLC	100.0%	DE
Property	DCT PINNACLE LP	100.0%	DE
Property	DCT PLAINFIELD LLC	100.0%	DE
Property	DCT PLEASANTDALE ROAD LLC	100.0%	DE
Property	DCT PORT UNION LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT PRAIRIE POINT LLC	100.0%	DE
Property	DCT PRESIDENTS DRIVE LLC	100.0%	DE
Corporate - OP Sub	DCT PROPERTY MANAGEMENT LLC	100.0%	DE
Property	DCT PSA POMONA LLC	100.0%	DE
Property	DCT PUYALLUP INDUSTRIAL PARK LLC	100.0%	DE
GP of Property	DCT RANCHO I GP LLC	100.0%	DE
Property	DCT RANCHO I LP	100.0%	DE
Property	DCT RC 6TH STREET LLC	100.0%	DE
Property	DCT REGENTVIEW AVENUE LLC	100.0%	DE
Property	DCT RENAISSANCE RIALTO LLC	100.0%	DE
Property	DCT RENTON LLC	100.0%	DE
Property	DCT RICKENBACKER V LLC	100.0%	DE
Property	DCT RITTIMAN LLC	100.0%	DE
Property	DCT RIVER WEST LLC	100.0%	DE
Property	DCT RIVERPORT LLC	100.0%	DE
Property	DCT ROCKAWAY LLC	100.0%	DE
GP of Property	DCT ROCKDALE GP LLC	100.0%	DE
Property	DCT ROCKDALE LP	100.0%	DE
Property	DCT ROLLINS ROAD LLC	100.0%	DE
Property	DCT ROOSEVELT LLC	100.0%	DE
Property	DCT ROYAL LANE LLC	100.0%	DE
Property	DCT RUTHERFORD LLC	100.0%	DE
Property	DCT SAMPSON LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT SEAVIEW LLC	100.0%	DE
Property	DCT SEAWAY BUSINESS CENTER LLC	100.0%	DE
Property	DCT SILVER SPRINGS LLC	100.0%	DE
Property	DCT SKY HARBOR LLC	100.0%	DE
Property	DCT SLOVER II LLC	100.0%	DE
Property	DCT SLOVERLAND LLC	100.0%	DE
Property	DCT SOUTH HARDY LLC	100.0%	DE
Property	DCT SOUTH ROOSEVELT LLC	100.0%	DE
Property	DCT SNOWDRIFT PA LLC	100.0%	DE
Property	DCT SOUTHCREEK - EAGLES LANDING, LLC	100.0%	DE
Property	DCT SOUTHFIELD HOLDINGS LLC	100.0%	DE
Property	DCT SOUTHFIELD LLC	100.0%	DE
Property	DCT SOUTHPARK FLEX A LLC	100.0%	DE
Property	DCT SOUTHPARK FLEX F LLC	100.0%	DE
Property	DCT SOUTHPARK XII LLC	100.0%	DE
Property	DCT STATESMAN LLC	100.0%	DE
Property	DCT STERLING LLC	100.0%	DE
Property	DCT STONEFIELD LLC	100.0%	DE
Property	DCT SUMMIT RIDGE GA LLC	100.0%	DE
Property	DCT SUMNER II LLC	100.0%	DE
Property	DCT SUMNER LLC	100.0%	DE
Property	DCT SYCAMORE CANYON LLC	100.0%	DE
Property	DCT TANNER BELTWAY 8 LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Property	DCT TEMPE INDUSTRIAL PARK LLC	100.0%	DE
Property	DCT TRACY LOGISTICS CENTER LLC	100.0%	DE
Property	DCT VALLEY DISTRIBUTION CENTER LLC	100.0%	DE
GP of Property	DCT VALLEY DRIVE CA GP LLC	100.0%	DE
Property	DCT VALLEY DRIVE CA LP	100.0%	DE
Property	DCT VETERANS CORPORATE CENTER LLC	100.0%	DE
Property	DCT WATERS RIDGE LLC	100.0%	DE
Property	DCT WEST ALAMEDA LLC	100.0%	DE
GP of Property	DCT WEST BY NORTHWEST GP LLC	100.0%	DE
Property	DCT WEST BY NORTHWEST LP	100.0%	DE
Property	DCT WHITE BIRCH LLC	100.0%	DE
Property	DCT WHITE OAK CIRCLE LLC	100.0%	DE
GP of Property	DCT WILLOWBROOK GP LLC	100.0%	DE
Property	DCT WILLOWBROOK LP	100.0%	DE
Property	DCT WOLF ROAD LLC	100.0%	DE
Property	DCT ZANE TRACE LLC	100.0%	DE
Cons Dev JV - Sub	DCT/CE LLC	100.0%	DE
Property	DELTA - GREENWOOD, LLC	100.0%	DE
Property	DELTA - JUNCTION DRIVE, LLC	100.0%	DE
Property	DELTA - MD1, LLC	100.0%	DE
Property	DELTA - MD2, LLC	100.0%	DE
Cons Dev JV - Ptrnshp	DULLES SUMMIT – DCT/SIP, LLC	100.0%	DE

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
Cons Dev JV - Ptrnshp	DULLES TRS – DCT/SIP, LLC	100.0%	DE
Property	FR FRANKLIN LLC	100.0%	DE
Corporate - OP Sub	INDUSTRIAL PROPERTY FUNDING LLC (holding co)	100.0%	DE
Cons Dev JV - Sub	LOGISTICS WAY DCT/LWI LLC	99.9%	DE
GP of Property	MI COMMERCE CENTER GP LLC	100.0%	DE
Property	MI COMMERCE CENTER LP	100.0%	DE
Property	RIVERSIDE INVESTORS, L.L.C.	100.0%	DE
Property	ROUTE ONE HUNDRED LIMITED PARTNERSHIP	100.0%	MD
Property	RUN DEEP, L.L.C.	100.0%	DE
Property	SOUTHCREEK IV – ATLANTA LLC	100.0%	DE
Cons Dev JV - Sub	SYCANYONS&SIERRA DCT/PDC, LLC	100.0%	DE
Property	TRT-DCT COMMERCE CIRCLE LLC	100.0%	DE
Property	TRT-DCT HANSON WAY LLC	100.0%	DE
Property	TRT-DCT PENCADER LLC	100.0%	DE
Property	TRT-DCT VETERANS CORPORATE CENTER LLC	100.0%	DE
Cons Dev JV - Sub	VETERANS CORPORATE CENTER LLC	100.0%	DE
Property	WESTERN AVENUE ASSOCIATES, L.L.C	100.0%	DE

Part (b). Other Equity Investments.

Description	Legal Name	DCTOP Direct / Indirect Ownership %	Domicile
IDI Joint Venture	DCT/IDI BUFORD, LLC	75.0%	DE
JPM Fund	DCT/SPF 55TH AVENUE LLC	20.0%	DE
JPM Fund	DCT/SPF BOGGY CREEK LLC	20.0%	DE
JPM Fund	DCT/SPF BORDERS GENERAL PARTNERSHIP	20.0%	DE
JPM Fund	DCT/SPF CENTERPARK LLC	20.0%	DE
JPM Fund	DCT/SPF COMMERCE FARMS GENERAL PARTNERSHIP	20.0%	DE
JPM Fund	DCT/SPF CYPRESS PARK LLC	20.0%	DE
JPM Fund	DCT/SPF HIGHWAY 121 GP LLC	20.0%	DE
JPM Fund	DCT/SPF HIGHWAY 121 LP	20.0%	DE
JPM Fund	DCT/SPF INDUSTRIAL OPERATING LLC	20.0%	DE
JPM Fund	DCT/SPF PARK WEST LLC	20.0%	DE
JPM Fund	DCT/SPF PINNACLE IX LLC	20.0%	DE
JPM Fund	DCT/SPF PINNACLE VII LLC	20.0%	DE
IDI Joint Venture	IDI/DCT LIBERTY, LLC	50.0%	DE
IDI Joint Venture	IDI/DCT STOCKTON, LLC	50.0%	DE
IDI Joint Venture	IDI/DCT WILSON, LLC	50.0%	DE
IDI Joint Venture	IDI/DCT, LLC	50.0%	DE
SCLA Joint Venture	STIRLING CAPITAL INVESTMENTS LOT 1, LLC	50.0%	DE
SCLA Joint Venture	STIRLING CAPITAL INVESTMENTS LOT 13, LLC	50.0%	DE
SCLA Joint Venture	STIRLING CAPITAL INVESTMENTS LOT 15, LLC	50.0%	DE
SCLA Joint Venture	STIRLING CAPITAL INVESTMENTS LOT 18, LLC	50.0%	DE

SCLA Joint Venture	STIRLING CAPITAL INVESTMENTS LOT 19, LLC	50.0%	DE
SCLA Joint Venture	STIRLING CAPITAL INVESTMENTS LOT 3, LLC	50.0%	DE
SCLA Joint Venture	STIRLING CAPITAL INVESTMENTS LOT 43, LLC	50.0%	DE
SCLA Joint Venture	STIRLING CAPITAL INVESTMENTS LOT 44, LLC	50.0%	DE
SCLA Joint Venture	STIRLING CAPITAL INVESTMENTS, LLC	50.0%	DE
SCLA Joint Venture	STIRLING CAPITAL PROPERTIES, LLC	50.0%	DE
SCLA Joint Venture	STIRLING CAPITAL SABRE, LLC	50.0%	DE
TRT Fund II	TRT-DCT INDUSTRIAL JV II GENERAL PARTNERSHIP	11.4%	DE
TRT Fund III	TRT-DCT 6900 RIVERPORT LLC	10.0%	DE
TRT Fund III	TRT-DCT 7000 RIVERPORT LLC	10.0%	DE
TRT Fund III	TRT-DCT 7050 RIVERPORT LLC	10.0%	DE
TRT Fund III	TRT-DCT 7201 INTERMODAL LLC	10.0%	DE
TRT Fund III	TRT-DCT INDUSTRIAL JV III GENERAL PARTNERSHIP	10.0%	DE

SCHEDULE 5.20

UNENCUMBERED PROJECTS

Owner Entity	Property	EIN #
ADC NORTH – DCT/SIP LLC	ADC North Phase I Dev - Bld A	26-2712773
ADC NORTH – DCT/SIP LLC	ADC North Ph I Dev - Bld B	26-2712773
ADC NORTH – DCT/SIP LLC	ADC North Phase II Development Bldg C	26-2712773
ADC NORTH – DCT/SIP LLC	ADC North Phase II Development Bldg D	26-2712773
CIVF I - CA1M01& CA1W01, LLC	660 Twin Oaks Valley Road	77-0602409
CIVF I - CA1M01& CA1W01, LLC	664 Twin Oaks Valley Road	77-0602409
CIVF I - CA1M04, LLC	250 Airport Circle	20-0561640
CIVF I - CA1M05, LLC	451 Cota Street	20-1095196
CIVF I - GA1M01, LLC	5125 Fulton Industrial Blvd.	06-1705717
CIVF I - GA1M04 & GA1M05, LLC	6215 Fulton Industrial Blvd.	61-1437970
CIVF I - GA1M04 & GA1M05, LLC	6255 Fulton Industrial Blvd.	61-1437970
CIVF I - GA1W01, LLC	170 Penney Road	06-1706345
CIVF I - GA1W02-GA1W07, LLC	2827 Peterson Place	45-0522373
CIVF I - GA1W02-GA1W07, LLC	2830-2840 Peterson Place	45-0522373
CIVF I - GA1W13, GA1W12 & GA1W11, LLC	824 Livingston Court	20-0277252
CIVF I - GA1W14, LLC	5025 South Royal Atlanta Drive	20-1782076
CIVF I - GA1W24, LLC	7340 McGinnis Ferry Road	61-1437970
CIVF I - IL1B01 & IL1M01, LLC	1030 East Fabyan Parkway	61-1437970
CIVF I - IL1B01 & IL1M01, LLC	1120 Frontenac Road	61-1437970
CIVF I - IL1W02, LLC	3575 Stern Avenue	61-1437970
CIVF I - KY1M01-KY1M06 & KY1W01, LLC	4400 Olympic Blvd	43-2036843
CIVF I - KY1M01-KY1M06 & KY1W01, LLC	4600 Olympic Blvd	43-2036843
CIVF I - KY1M01-KY1M06 & KY1W01, LLC	4800 Olympic Blvd	43-2036843
CIVF I - KY1M01-KY1M06 & KY1W01, LLC	3233-3235 Mineola Pike	43-2036843
CIVF I - KY1M01-KY1M06 & KY1W01, LLC	7107 Industrial Road	43-2036843
CIVF I - KY1M01-KY1M06 & KY1W01, LLC	7115 Industrial Road	43-2036843
CIVF I - KY1M01-KY1M06 & KY1W01, LLC	1600-1650 Dolwick Drive	43-2036843
CIVF I - NJ1B02, LLC	47 Brunswick Avenue	61-1437970
CIVF I - NJ1W01, LLC	390 Campus Drive	61-1437970
CIVF I - OH2B01 & OH2M01, LLC	12111 Best Place	77-0607131
CIVF I - OH2B01 & OH2M01, LLC	300 Distribution Circle	77-0607131
CIVF I - TX1B01 & B02, M02-M05, W04, W07-W10, L.P.	1225 North 28th Street	20-1385859
CIVF I - TX1B01 & B02, M02-M05, W04, W07-W10, L.P.	2700 Esters Blvd	20-1385859
CIVF I - TX1B01 & B02, M02-M05, W04, W07-W10, L.P.	3000 Gateway Drive	20-1385859
CIVF I - TX1B01 & B02, M02-M05, W04, W07-W10, L.P.	1132 Valwood Parkway	20-1385859
CIVF I - TX1B01 & B02, M02-M05, W04, W07-W10, L.P.	10817 Sanden Drive	20-1385859
CIVF I - TX1B01 & B02, M02-M05, W04, W07-W10, L.P.	1100 Royal Lane	20-1385859

Owner Entity	Property	EIN #
CIVF I - TX1M01, L.P.	3250 West Story Drive	61-1437970
CIVF I - WA1M05 & M06, LLC	6307-6215 South 228th Street	61-1437970
CIVF I - WA1M05 & M06, LLC	7620 South 192nd Street	61-1437970
CIVF I - WA1M07, LLC	6804-6930 South 212th Street	20-5398511
DCT - AZ 2004 RN PORTFOLIO D, LLC	101 North 104th Avenue	20-1644794
DCT - AZ 2004 RN PORTFOLIO D, LLC	1640 South 39th Avenue	20-1644794
DCT - AZ 2004 RN PORTFOLIO L, LLC	1102 West Southern	20-1644748
DCT - AZ 2004 RN PORTFOLIO L, LLC	1219 West Geneva	20-1644748
DCT - AZ 2004 RN PORTFOLIO L, LLC	1233 West Geneva	20-1644748
DCT - AZ 2004 RN PORTFOLIO L, LLC	849 West 24th Street	20-1644748
DCT - AZ 2004 RN PORTFOLIO U, LLC	101 North 103rd Avenue	20-1644668
DCT - AZ 2004 RN PORTFOLIO U, LLC	1402 South 40th Avenue	20-1644668
DCT - AZ 2004 RN PORTFOLIO U, LLC	602 South 63rd Avenue	20-1644668
DCT - AZ 2004 RN PORTFOLIO U, LLC	1245 West Geneva	20-1644668
DCT - AZ 2004 RN PORTFOLIO U, LLC	645 West 24th Street	20-1644668
DCT - CA 2004 RN PORTFOLIO L, LP	Eden Rock 9 3157_67 Corp Ave	20-1650094
DCT - GA 2004 RN PORTFOLIO L, LLC	1700 Westgate Parkway	20-1650153
DCT - GA 2004 RN PORTFOLIO L, LLC	1075 Cobb Intl Place NW	20-1650153
DCT - GA 2004 RN PORTFOLIO L, LLC	1150 Cobb Intl Place NW	20-1650153
DCT - GA 2004 RN PORTFOLIO U, LLC	3435 Breckinridge Blvd.	20-1650220
DCT - GA 2004 RN PORTFOLIO U, LLC	3445 Breckinridge Blvd.	20-1650220
DCT - GA 2004 RN PORTFOLIO U, LLC	5000 Westpark Drive SW	20-1650220
DCT - GA 2004 RN PORTFOLIO U, LLC	5945 Cabot Parkway	20-1650153
DCT - IL S GARY LLC	250 South Gary Avenue	20-1737761
DCT - SHELBY 5 LP	Shelby 5	20-2265221
DCT - TX 2004 RN PORTFOLIO L, LP	Market II 2635 Market St.	20-1653551
DCT - TX 2004 RN PORTFOLIO L, LP	Market II 2737 Market St.	20-1653551
DCT - TX 2004 RN PORTFOLIO L, LP	Market III 2745 Market St.	20-1653551
DCT - TX 2004 RN PORTFOLIO L, LP	Market III 2805 Market St.	20-1653551
DCT - TX 2004 RN PORTFOLIO L, LP	Market III 2875 Market St.	20-1653551
DCT - TX 2004 RN PORTFOLIO L, LP	Perimeter II 11910 Shiloh Rd	20-1653551
DCT - TX 2004 RN PORTFOLIO L, LP	601_09 Avenue R	20-1653551
DCT - TX 2004 RN PORTFOLIO L, LP	1302 Avenue R	20-1653551
DCT - TX 2004 RN PORTFOLIO L, LP	Westfork Center 1475 Ave. S	20-1653551
DCT - TX 2004 RN PORTFOLIO L, LP	Westfork Center 1515 Ave. S	20-1653551
DCT - TX 2004 RN PORTFOLIO L, LP	Westfork Center 1555 Ave. S	20-1653551
DCT 101 RRNJ LLC	101 Railroad Ave	27-4633259
DCT 1045 GREENS PARKWAY LLC	1045 Greens Parkway	45-3812365
DCT 10610 WEST SAM HOUSTON LLC	10610 W Sam Houston Pkwy West	47-2020282
DCT 11180 RANCH LLC	11180 Cantu Gallaeano Ranch Rd	26-3810815
DCT 11400 NW LLC	11400 NW 34th St	45-5530225
DCT 1165 BOLDT PARK LLC	1165 Crossroads Parkway	46-5648191
DCT 1201 PERRY LLC	1201 Perry Rd	26-1114666
DCT 12250 4TH STREET LLC	12250 4th Street	46-3731534
DCT 1575-1595 HIGH POINT DRIVE LLC	1575 - 1595 High Point Dr	46-3751560
DCT 1615 DIPLOMAT LP	1615 Diplomat Dr	20-2619189

Owner Entity	Property	EIN #
DCT 16218 ARTHUR LLC	16218 Arthur St	46-4156526
DCT 191 NORTH AVENUE LLC	191 E North Avenue	47-3318162
DCT 200-220 CORPORATE DRIVE LLC	200-220 Corporate Drive	46-3760403
DCT 2141 NW 72ND AVENUE LLC	2147 NW 72nd Ave	47-1302628
DCT 2200 ARTHUR LLC	DCT O’Hare Logistics Center	47-1677734
DCT 230 JOHNSON ROAD LLC	230 Johnson Rd	46-2380898
DCT 2413 PROSPECT LLC	2413 Prospect	47-2705495
DCT 300-330 CORPORATE DRIVE LLC	300-330 Corporate Drive	46-3772585
DCT 305-325 CORPORATE DRIVE LLC	305 -325 Corporate Drive	46-3786248
DCT 309 JOHNSON ROAD LLC	309 Johnson Rd	46-2374500
DCT 30th TERRACE LLC	8551 NW 30th Terrace	27-4286977
DCT 3136 VICTORIA LLC	3136 E. Victoria St.	47-2358664
DCT 3401 SOUTH LLC	3401 S Chicago St	46-5048866
DCT 350-370 RIVER RIDGE ROAD LLC	350-370 River Ridge	46-3794223
DCT 4200 DIPLOMACY LLC	4200 Diplomacy Rd	46-4299949
DCT 435 HENRY LLC	435 Henry D. Robinson Blvd	47-3224078
DCT 4800 CENTRAL LLC	4800 Central Ave	46-2615632
DCT 505 AIRLINE LLC	505 Airline Dr	47-2685484
DCT 5800 COLISEUM LLC	5800 Coliseum Way	46-1425501
DCT 5TH STREET LLC	3405 South 5th Street	46-5285580
DCT 700 MILWAUKEE LLC	700 Milwaukee	46-0833670
DCT 7000 COBB LLC	7000 Cobb International Blvd	47-2065048
DCT 7050 BENNINGTON LLC	7050 Bennington	47-1194024
DCT 777 MARK LLC	777 Mark Street	47-1567075
DCT AEROPARK LLC	5203 Aeropark	46-3512486
DCT AIR CENTER LLC	16303 Air Center	27-3835403
DCT AIRPORT DRIVE LLC	4215 E Airport Drive	27-4286921
DCT AIRTEX II LLC	DCT Airtex Industrial Center II	46-2460413
DCT AIRTEX LLC	DCT Airtex Industrial Center I	45-3931595
DCT ALPINE WAY LLC	1950 Alpine Way	46-2959146
DCT AMERICAN WAY LP	7730 American Way	26-0621397
DCT ANTOINE BELTWAY LLC	Beltway Antoine Bld 1- 3403	45-2936049
DCT ANTOINE BELTWAY LLC	Beltway Antoine Bld 2 -3413	45-2936049
DCT ANTOINE BELTWAY LLC	Beltway Antoine Bld 3 - 3423	45-2936049
DCT ANTOINE BELTWAY LLC	Beltway Antoine Bld 4 - 3433	45-2936049
DCT ANTOINE BELTWAY LLC	Beltway Antoine Bld 5 - 3443	45-2936049
DCT ANTOINE BELTWAY LLC	Beltway Antoine Bld 6 - 3463	45-2936049
DCT ANTOINE BELTWAY LLC	Beltway Antoine Bld 7 - 3453	45-2936049
DCT ARTHUR AVENUE LLC	2201 Arthur Ave	45-4060321
DCT AUBURN 44 LLC	DCT AUBURN 44 LLC	46-2506942
DCT BATTLE DRIVE LLC	7060 Battle Drive	46-3706654
DCT BAYSIDE LP	Bayside Distribution Center A	76-0767360
DCT BAYSIDE LP	Bayside Distribution Center B	76-0767360
DCT BECKLEY LLC	6200 Beckley Ave	27-3360504
DCT BETHLEHEM CROSSING LLC	Bethlehem Crossing I	46-3011918
DCT BETHLEHEM CROSSING LLC	Bethlehem Crossing II	46-3011918

Owner Entity	Property	EIN #
DCT BETHLEHEM CROSSING LLC	Bethlehem Crossing III	46-3011918
DCT BLACKHAWK CENTER LLC	1726-1850 Blackhawk Drive	20-2727819
DCT BLACKHAWK CENTER LLC	1801 Hawthorne Lane	20-2727819
DCT BLACKHAWK CENTER LLC	1700-1750 Harvester Road	20-2727819
DCT BLACKHAWK CENTER LLC	1601-1701 Hawthorne Lane	20-2727819
DCT BLACKHAWK CENTER LLC	1600 Harvester Road	20-2727819
DCT BOBALI DRIVE LLC	1515 Bobali Drive	20-5714120
DCT BOBALI DRIVE LLC	1520 Bobali Drive	20-5714120
DCT BOBALI DRIVE LLC	1530 Bobali Drive	20-5714120
DCT BOGGY CREEK FL LP	1600-1650 NW 70th Avenue	20-4996556
DCT BOGGY CREEK FL LP	2003-2011 NW 70th Avenue	20-4996556
DCT BOGGY CREEK FL LP	2500 N. Andrews Avenue	20-4996556
DCT BOGGY CREEK FL LP	2425 E. Landstreet Road	20-4996556
DCT BOGGY CREEK FL LP	2437 E. Landstreet Road	20-4996556
DCT BOGGY CREEK FL LP	2544 E. Landstreet Road	20-4996556
DCT BOGGY CREEK FL LP	8200 Boggy Creek Road	20-4996556
DCT BOGGY CREEK FL LP	8810 Boggy Creek Road	20-4996556
DCT BOGGY CREEK FL LP	8822 Boggy Creek Road	20-4996556
DCT BOGGY CREEK FL LP	8870 Boggy Creek Road	20-4996556
DCT BOGGY CREEK FL LP	9025 Boggy Creek Road	20-4996556
DCT BOGGY CREEK FL LP	9080 Boggy Creek Road	20-4996556
DCT BOLDT PARK LLC	DCT 55	45-4771151
DCT BOLLMAN MD LLC	12011 Guilford Road	20-5000149
DCT BOLLMAN MD LLC	8680 Greenwood Place	20-5000149
DCT BOLLMAN MD LLC	8705 Bollman Place	20-5000149
DCT BONDESEN - BELTWAY 8 - RITTIMAN LP	Bondesen I	37-1490540
DCT BONDESEN - BELTWAY 8 - RITTIMAN LP	Bondesen II	37-1490540
DCT BONDESEN - BELTWAY 8 - RITTIMAN LP	Bondesen III	37-1490540
DCT BONDESEN - BELTWAY 8 - RITTIMAN LP	Bondesen A	37-1490540
DCT BONDESEN - BELTWAY 8 - RITTIMAN LP	Bondesen B	37-1490540
DCT BONDESEN - BELTWAY 8 - RITTIMAN LP	Bondesen C	37-1490540
DCT BONDESEN - BELTWAY 8 - RITTIMAN LP	Bondesen D	37-1490540
DCT BONDESEN NORTH LP	Bondesen North I	26-0188586
DCT BONDESEN NORTH LP	Bondesen North II	26-0188586
DCT BONDESEN NORTH LP	Bondesen North III	26-0188586
DCT BONDESEN NORTH LP	Bondesen North IV	26-0188586
DCT BYRON ROAD LLC	8190 Byron Rd	45-1602154
DCT CENTER AVENUE LLC	785 Center Ave	45-4696538
DCT CENTRAL GREEN LP	Gateway at Central Green I	20-3340749
DCT CENTRAL GREEN LP	Gateway at Central Green II	20-3340749

Owner Entity	Property	EIN #
DCT CHERRY STREET CA LP	38503 Cherry Street	20-4996683
DCT CHERRY STREET CA LP	38505 Cherry Street	20-4996683
DCT CHERRY STREET CA LP	38507 Cherry Street	20-4996683
DCT CHINO LLC	13780 Central Ave	27-4630933
DCT CLAYMOORE LLC	Claymoore Business Cntr I	45-5202218
DCT CLAYMOORE LLC	Claymoore Business Cntr II	45-5202218
DCT CREEK ROAD OH LLC	4701 Creek Road	20-4998580
DCT CYPRESS PARK, LP	Cypress Park East III	20-1440159
DCT CYPRESS PARK, LP	Cypress Park East IV	20-1440159
DCT DELLA COURT LLC	110 Della Court	46-1512637
DCT DESOTO LLC	1700 Desoto Place	45-2402860
DCT DFW LP	DFW H	20-0456580
DCT DIRECTORS ROW LLC	3001 Director’s Row	27-5138757
DCT DULLES PHASE I LLC	22725 Dulles Summit Court	45-2972168
DCT DULLES PHASE I LLC	22705 Dulles Summit Ct	45-2972168
DCT DULLES PHASE I LLC	22701 Dulles Summit Ct	45-2972168
DCT DULLES PHASE I LLC	22675 Dulles Summit Ct	45-2972168
DCT DULLES PHASE II LLC	Dulles Phase II Building C	20-5308636
DCT DULLES PHASE II LLC	Dulles Phase II Building E	20-5308636
DCT EAST PARK 5 LLC	East Park Bldg 5	46-3094131
DCT EASTGATE LP	Eastgate	20-0829171
DCT ECKHOFF STREET LLC	700 N Eckhoff	27-4134309
DCT EISENHOWER LLC	2933 Eisenhower St	46-4320839
DCT FAIRBANKS 8 LLC	7220 N Sam Houston Pkwy West	47-1315312
DCT FAIRBANKS 8 LLC	7330 N Sam Houston Pkwy West	47-1315312
DCT FAIRBANKS LP	Fairbanks Center	20-4262951
DCT FIFE 45 LLC	7213 45th St Court	46-4341819
DCT FIFE 45 NORTH LLC	Fife 45 North	46-4351079
DCT FIFE 45 SOUTH LLC	Fife 45 South	46-4364438
DCT FITE COURT LP	4727 Fite Court	20-8098039
DCT FONTANA LLC	14650 Meyer Canyon Drive	20-5069220
DCT FOOTHILL LP	Foothill Business Center A	20-1864698
DCT FOOTHILL LP	Foothill Business Center C	20-1864698
DCT FOOTHILL LP	Foothill Business Center B	20-1864698
DCT FRANKFORD 8B LLC	DCT Frankford 8B LLC	46-5519038
DCT FRANKLIN ROAD LLC	Franklin Road Distribution A	20-4345063
DCT FRANKLIN ROAD LLC	Franklin Road Distribution B	20-4345063
DCT FRANKLIN ROAD LLC	Franklin Road Distribution C	20-4345063
DCT FREDERICKSBURG LLC	Binney & Smith	20-2993058
DCT FREEMAN ROAD LLC	DCT Fife Distribution Center North	46-5274683
DCT FREEMAN ROAD LLC	DCT Fife Distribution Center South	46-5274683
DCT FREEPORT DRIVE LLC	10610 Freeport Drive	20-8630588
DCT GRAND RIVER LP	Coasters Distribution Center	11-3733167
DCT GREENLEAF LLC	2567 Greenleaf	45-4413308
DCT GREENS CROSSING LP	Greens Crossing I	20-2768501
DCT GREENS CROSSING LP	Greens Crossing II	20-2768501

Owner Entity	Property	EIN #
DCT GREENS CROSSING LP	Greens Crossing III	20-2768501
DCT GSW GATEWAY 3 LP	GSW Gateway Three	20-4004255
DCT GUION ROAD LLC	Handleman Building	20-3881169
DCT HANOVER LLC	Hanover Corporate Center	20-4025619
DCT HARLAN ROAD LLC	California Logistics Centre	20-4694215
DCT HATHAWAY LLC	22290 Hathaway	47-3159236
DCT HATHAWAY LLC	22300 Hathaway	47-3159236
DCT HIGH STREET LLC	7072 Snowdrift	20-3636210
DCT HIGH STREET LLC	7346 Penn Drive	20-3636210
DCT HOLMESCREST LANE LP	Deltapoint Business Park I	20-8937398
DCT INDEPENDENCE LLC	571 Independence Ave	20-8068290
DCT INDUSTRIAL TRS INC.	DCT JURUPA RANCH Land	20-0404394
DCT INTERPARK 70 LLC	Interpark 70 C	20-1608501
DCT JAMIKE KY LLC	6840 Power Line Drive	20-4998580
DCT JAMIKE KY LLC	7705 Foundation Drive	20-4998580
DCT JAMIKE KY LLC	7765 Foundation Drive	20-4998580
DCT JAMIKE KY LLC	7785 Foundation Drive	20-4998580
DCT JAMIKE KY LLC	7850 Foundation Drive	20-4998580
DCT JAMIKE KY LLC	1405 Jamike Drive	20-4998728
DCT JAMIKE KY LLC	1420 Jamike Drive	20-4998728
DCT JAMIKE KY LLC	1430 Jamike Drive	20-4998728
DCT JAMIKE KY LLC	1440 Jamike Drive	20-4998728
DCT JAMIKE KY LLC	1445 Jamike Drive	20-4998728
DCT JAMIKE KY LLC	1455 Jamike Drive	20-4998728
DCT JURUPA RANCH LLC	DCT JURUPA RANCH LLC	46-3328631
DCT KENNEDY LLC	400 Kennedy Drive	27-2140383
DCT LA REUNION LLC	3801 La Reunion	46-2426806
DCT LOMBARD ROAD LLC	450 S Lombard Rd	45-1454473
DCT LOUISVILLE LOGISTICS LLC	DCT Louisville Logistics	20-0757964
DCT LUNT AVENUE LLC	2400 Lunt Ave	20-4353218
DCT MARINE DRIVE SC LLC	860 Marine Drive	20-4998673
DCT MCCOOK INDUSTRIAL LLC	7950 Joliet Rd	20-3612468
DCT MIAMI SERVICE LP	Miami Service Center	20-2421514
DCT MID SOUTH LOGISTICS V LP	Mid South Logistics Center	52-2444433
DCT MILES PARK LLC	8041 S 228th Street	46-4689346
DCT MISSION STREET LLC	440 Mission Street	26-3227968
DCT MORSE AVENUE LLC	1500-1530 Morse Ave	46-3697139
DCT NEW DURHAM LLC	930 New Durham Rd	47-2006555
DCT NEWPOINT LLC	Newpoint	75-3152727
DCT NORTH 45TH AVENUE LLC	4625 N 45th Ave	45-2440640
DCT NORTH MICHAEL LLC	1501 Michael Dr	46-4332294
DCT NORTHLAKE LP	13401 Ashmore Ln	46-1668912
DCT NORTHMONT 600 LLC	2995 Evergreen Drive	45-5013798
DCT NORTHMONT LLC	Lotus Cars USA	11-3733161
DCT NORTHWEST CROSSROADS LLC	DCT NORTHWEST CROSSROADS LLC	46-2904146
DCT NORTHWEST CROSSROADS LLC	DCT NORTHWEST CROSSROADS II	46-2904146

Owner Entity	Property	EIN #
DCT NORTHWEST OH LLC	Northwest Springdale	75-3152724
DCT NW 159 MIAMI GARDENS LLC	1400 NW 159th St	46-3851842
DCT NW PLACE TX LP	Northwest Distribution Center	26-0188675
DCT OAKLEY LLC	DCT Southcreek IV-Land	20-2802276
DCT OKANELLA LLC	Northwest 8 Distribution Center	45-3262484
DCT ORLANDO ADC LP	8310 Boggy Creek	20-5792721
DCT ORLANDO ADC LP	8420 Boggy Creek Dr	20-5792721
DCT OTA FARMS LLC	DCT White River Corporate Center Phase I	46-1031843
DCT OTA FARMS LLC	DCT White River Corporate Center Phase II North	46-1031843
DCT OTA FARMS LLC	DCT White River Corporate Center Phase II South	46-1031843
DCT PAINTER LLC	10810 Painter Ave	46-2282985
DCT PAINTER LLC	10900 Painter Ave	46-2282985
DCT PALMER 1 LLC	Chrin Commerce Center	46-0918972
DCT PAN AMERICAN LLC	DCT Commerce Center at Pan American West Building A	45-2734177
DCT PAN AMERICAN LLC	DCT Commerce Center at Pan American West Building B	45-2734177
DCT PARK WEST II, LLC	Park West A	52-2444439
DCT PARK WEST II, LLC	Park West B	52-2444439
DCT PARK WEST LLC	Park West O	20-0456451
DCT PARK WEST LLC	Park West P	20-0456451
DCT PARK WEST LLC	Park West T	20-0456451
DCT PECOS LLC	5330 Pecos	45-2843463
DCT PEORIA STREET LLC	11300 Peoria	27-4134371
DCT PERRY ROAD LLC	Plainfield II	20-4581146
DCT PHOENIX LLC	4802 Van Buren	45-4077776
DCT PINNACLE LP	Pinnacle G	20-0456507
DCT PLAINFIELD LLC	Plainfield I	82-0538522
DCT PLEASANTDALE ROAD LLC	2440 Pleasantdale	45-2683299
DCT PRAIRIE POINT LLC	2176 Diehl Rd	46-5104874
DCT PRESIDENTS DRIVE LLC	6855 Presidents Drive	45-3116419
DCT PRESIDENTS DRIVE LLC	2126 West Landstreet	45-3116419
DCT PRESIDENTS DRIVE LLC	2105 Viscount Road	45-3116419
DCT PSA POMONA LLC	3410-3416 Pomona Blvd A	45-4241028
DCT PSA POMONA LLC	3420 Pomona Blvd - B	45-4241028
DCT PSA POMONA LLC	3441 Temple - C	45-4241028
DCT PSA POMONA LLC	3400-3406 Pomona Blvd - D	45-4241028
DCT PUYALLUP INDUSTRIAL PARK LLC	402 Valley Ave	46-5627205
DCT PUYALLUP INDUSTRIAL PARK LLC	418 Valley Ave	46-5627205
DCT PUYALLUP INDUSTRIAL PARK LLC	410 Valley Ave	46-5627205
DCT RANCHO I LP	Rancho Technology Park	20-0312615
DCT REGENTVIEW AVENUE LLC	11937 Regentview	27-4134497
DCT RENAISSANCE RIALTO LLC	DCT Rialto Logistics Center	46-1298886
DCT RENTON LLC	1100 SW 27th Street	45-3558529

Owner Entity	Property	EIN #
DCT RIVER WEST LLC	DCT River West	46-1094634
DCT RIVERPORT LLC	Riverport	75-3152731
DCT ROCKAWAY LLC	Rockaway I	20-3283599
DCT ROCKAWAY LLC	Rockaway II	20-3283599
DCT ROCKAWAY LLC	Rockaway III	20-3283599
DCT ROCKDALE LP	Rockdale Distribution Center	20-4028848
DCT ROOSEVELT LLC	Roosevelt Distribution Center	20-4275224
DCT ROYAL LANE LLC	511 S Royal Ln	46-4654998
DCT ROYAL LANE LLC	DCT Freeport North	46-4654998
DCT RUTHERFORD LLC	2091 Rutherford Rd	47-1913397
DCT SAMPSON LLC	1375 Sampson Ave	46-2294421
DCT SEAVIEW LLC	40-50 Seaview Dr	46-4308651
DCT SEAWAY BUSINESS CENTER LLC	1200 Industry St - Bld E	47-2460746
DCT SEAWAY BUSINESS CENTER LLC	1310 Industry St - Bld F	47-2460746
DCT SILVER SPRINGS LLC	Silver Spring	20-4735402
DCT SKY HARBOR LLC	Sky Harbor Transit Center	20-1812734
DCT SLOVER II LLC	Slover Logistics Center II	46-0874595
DCT SLOVERLAND LLC	Slover Logistics Center I	27-2594890
DCT SNOWDRIFT PA LLC	6461 Snowdrift	20-2280468
DCT SOUTH HARDY LLC	2910 S Hardy Dr	46-3370183
DCT SOUTH ROOSEVELT LLC	2925 S Roosevelt St	46-3391670
DCT SOUTHCREEK - EAGLES LANDING, LLC	Eagles Landing Trade Ctr III	42-1631519
DCT SOUTHCREEK - EAGLES LANDING, LLC	Southcreek Dist. Ctr. I	42-1631519
DCT SOUTHCREEK - EAGLES LANDING, LLC	Southcreek Dist. Ctr. II	42-1631519
DCT SOUTHFIELD LLC	260 Southfield Parkway	20-5632641
DCT STATESMAN LLC	5021 Statesman Dr	46-3366546
DCT STERLING LLC	9010 Sterling St	47-2448756
DCT STONEFIELD LLC	Stonefield Industrial Park-Lnd	26-2397351
DCT SUMMIT RIDGE GA LLC	2232 Northmont Parkway	20-5000203
DCT SUMMIT RIDGE GA LLC	2240 Northmont Parkway	20-5000203
DCT SUMNER II LLC	5501 W Valley Highway	46-1154804
DCT SUMNER LLC	13610 52nd St	27-4036071
DCT SYCAMORE CANYON LLC	Sycamore Canyon Building A	20-4618346
DCT SYCAMORE CANYON LLC	Sycamore Canyon Building B	20-4618346
DCT TANNER BELTWAY 8 LLC	DCT Beltway Tanner Business Park	46-1521329
DCT TEMPE INDUSTRIAL PARK LLC	2636 S Wilson St	47-2661229
DCT TEMPE INDUSTRIAL PARK LLC	2405 S Roosevelt St	47-2661229
DCT TEMPE INDUSTRIAL PARK LLC	2415 S Roosevelt St	47-2661229
DCT TEMPE INDUSTRIAL PARK LLC	7245 S. Harl Avenue	47-2661229
DCT TEMPE INDUSTRIAL PARK LLC	7307 S Harl Avenue	47-2661229
DCT TRACY LOGISTICS CENTER LLC	1550 Chrisman Rd	47-1575292
DCT VALLEY DISTRIBUTION CENTER LLC	DCT Sumner South Distribution Center	46-1607883
DCT VALLEY DRIVE CA LP	4021 Pike Lane	20-4996775

Owner Entity	Property	EIN #
DCT VALLEY DRIVE CA LP	4030 Pike Lane	20-4996775
DCT VALLEY DRIVE CA LP	4041 Pike Lane	20-4996775
DCT VALLEY DRIVE CA LP	161 South Vasco Road	20-4996775
DCT VALLEY DRIVE CA LP	930-950 McLaughlin Avenue	20-4996775
DCT VALLEY DRIVE CA LP	60 Park Lane	20-4996775
DCT VALLEY DRIVE CA LP	91-99 Park Lane	20-4996775
DCT VALLEY DRIVE CA LP	105-115 Park Lane	20-4996775
DCT VALLEY DRIVE CA LP	145 Park Lane	20-4996775
DCT VALLEY DRIVE CA LP	150-159 Park Lane	20-4996775
DCT VALLEY DRIVE CA LP	185 Valley Drive	20-4996775
DCT VALLEY DRIVE CA LP	235 Valley Drive (185 Park Ln)	20-4996775
DCT VALLEY DRIVE CA LP	240 Valley Drive	20-4996775
DCT VALLEY DRIVE CA LP	280 Valley Drive	20-4996775
DCT VALLEY DRIVE CA LP	280 Old County Road	20-4996775
DCT VALLEY DRIVE CA LP	50-58 Cypress Lane	20-4996775
DCT WATERS RIDGE LLC	DCT Waters Ridge	47-2422166
DCT WEST ALAMEDA LLC	1005 W Alameda Dr	46-3379905
DCT WEST BY NORTHWEST LP	West By Northwest	82-0538522
DCT WHITE BIRCH LLC	11167 White Birch	45-5539022
DCT WHITE OAK CIRCLE LLC	2560 White Oak	46-1429578
DCT WOLF ROAD LLC	2392 S Wolf Rd	27-3941109
DELTA - GREENWOOD, LLC	8869 Greenwood Place	20-2042932
FR FRANKLIN LLC	160 Pierce Street	20-0253755
LOGISTICS WAY DCT/LWI LLC	Logistics Way	20-5281128
ROUTE ONE HUNDRED LIMITED PARTNERSHIP	6940 San Tomas Rd	20-2042932
SOUTHCREEK IV – ATLANTA LLC	Southcreek Dist. Ctr. IV	20-2802276
TRT-DCT COMMERCE CIRCLE LLC	9750 Commerce Circle	20-8862908
TRT-DCT VETERANS CORPORATE CENTER LLC	380 Veterans Parkway	20-8862974
VETERANS CORPORATE CENTER LLC	360 Veterans Parkway	20-3636331
WESTERN AVENUE ASSOCIATES, L.L.C	1325-1381 Western Ave	20-2042932

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

518 17th Street, 8th Floor

Denver, Colorado 80202

Attention: Matthew T. Murphy, Chief Financial Officer

Telephone: (303) 597-2400

Telecopier: (303) 228-2201

Electronic Mail: mmurphy@dctindustrial.com

Website Address: www.dctindustrial.com

U.S. Taxpayer Identification Number: 82-0538522

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

901 Main Street, 14th Floor

Mail Code:TX1-492-14-11

Dallas, TX 75202-3714

Attention: Betty Coleman

Telephone: (214) 209-0993

Telecopier: (214) 290-9419

Electronic Mail: betty.coleman@baml.com

Account No.: 1292000883

Ref: DCT Industrial - REV

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A. Agency Management

901 Main Street, 14th Floor

Mail Code:TX1-492-14-11

Dallas, TX 75202-3714

Attention: Henry Pennell

Telephone: (214) 209-1226

Telecopier: (214) 290-9448

Electronic Mail: henry.pennell@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1000 W. Temple Street

Mail Code: CA9-705-07-05

Los Angeles, CA 90012

Attention: Stella Rosales

Telephone: (213) 481-7828

Telecopier: (213) 457-8841

Electronic Mail: stella.rosales@baml.com

SWING LINE LENDER:

Bank of America, N.A.

901 Main Street, 14th Floor

Mail Code:TX1-492-14-11

Dallas, TX 75202-3714

Attention: Betty Coleman

Telephone: (214) 209-0993

Telecopier: (214) 290-9419

Electronic Mail: betty.coleman@baml.com

Account No.: 1292000883

Ref: DCT Industrial - REV

ABA# 026009593

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                 ,

To:        Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit and Term Loan Agreement, dated as of                 , 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐ Term Borrowing of [Closing Date Term Loans] [Delayed Draw Term Loans]	☐ A continuation of Eurodollar Rate Loans

☐ Revolving Credit Borrowing	☐ A conversion of a Term Loan or Revolving Credit Loan which is a Base Rate Loan into a Eurodollar Rate Loan

1.	On , 20 (a Business Day).

2.	In the amount of $ .

3.	Comprised of . [Type of Loans requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

[The	Revolving Credit Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Agreement.][1]

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By:	DCT Industrial Trust, Inc., its sole general partner

By:
Name:
Title:

[1]	Include for Revolving Borrowings only.

Exhibit A - Page 1

EXHIBIT B-1

FORM OF BID REQUEST

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit and Term Loan Agreement, dated as of                 , 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Lenders are invited to make Bid Loans:

1. On             , 20        (a Business Day).

2. In an aggregate amount not exceeding $            (with any sublimits set forth below).

3. Comprised of (select one):

☐ Bid Loans based on an Absolute Rate	☐ Bid Loans based on Eurodollar Rate

Bid Loan No.	Interest Period requested	Maximum principal amount requested
1	days/mos	$
2	days/mos	$
3	days/mos	$

The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Agreement.

Exhibit B-1 - Page 1

The Borrower authorizes the Administrative Agent to deliver this Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03(c)(ii) of the Agreement for submitting Competitive Bids.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By:	DCT Industrial Trust, Inc., its sole general partner

By:
Name:
Title:

Exhibit B-1 - Page 2

EXHIBIT B-2

FORM OF COMPETITIVE BID

                ,

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit and Term Loan Agreement, dated as of             , 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

In response to the Bid Request dated                 ,         , the undersigned offers to make the following Bid Loan(s):

1. Borrowing date:                 ,         (a Business Day).

2. In an aggregate amount not exceeding $        (with any sublimits set forth below).

3. Comprised of:

Bid Loan No.	Interest Period offered	Bid Maximum	Absolute Rate Bid or Eurodollar Margin Bid (expressed in multiples of 1/100th of a basis point)
1	days/mos	$	(- +) %
2	days/mos	$	(- +) %
3	days/mos	$	(- +) %

Exhibit B-2 - Page 1

Contact Person:        Telephone:

[LENDER]

By:
Name:
Title:

******************************************************************************

THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO

ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

Bid Loan No.	Principal Amount Accepted
$
$
$

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By: DCT Industrial Trust, Inc., its sole general partner

By:
Name:
Title:
Date:

Exhibit B-2 - Page 2

EXHIBIT C

FORM OF SWING LINE LOAN NOTICE

Date:                 ,

To:	Bank of America, N.A., as Swing Line Lender
Bank	of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit and Term Loan Agreement, dated as of                 , 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On , 20 (a Business Day).

2.	In the amount of $ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By:	DCT Industrial Trust, Inc., its sole general partner

By:
Name:
Title:

Exhibit C - Page 1

EXHIBIT D-1

FORM OF [AMENDED AND RESTATED*] TERM NOTE

* Language to be deleted for new Lenders

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                     or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit and Term Loan Agreement, dated as of                     , 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

[This Note amends, restates and supersedes in its entirety that certain Term Note dated             , 20        .] [Language to be deleted for new Lenders]

Exhibit D-1 - Page 1

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By:	DCT Industrial Trust, Inc., its sole general partner

By:
Name:
Title:

Exhibit D-1 - Page 2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit D-1 - Page 3

EXHIBIT D-2

FORM OF [AMENDED AND RESTATED*] REVOLVING CREDIT NOTE

*Language to be deleted for new Lenders

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                     or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Second Amended and Restated Credit and Term Loan Agreement, dated as of                 , 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

[This Note amends and restates in its entirety that certain Revolving Credit Note dated             , 20    .] [Language to be deleted for new Lenders]

Exhibit D-2 - Page 1

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By:	DCT Industrial Trust, Inc., its sole general partner

By:
Name:
Title:

Exhibit D-2 - Page 2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Credit Loan Made	Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit D-2 - Page 3

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                 ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit and Term Loan Agreement, dated as of [            , 2015] (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among DCT Industrial Operating Partnership LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the             of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

Exhibit E - Page 1

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions of the Loan Documents have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except for disclosures contained in Schedule 2 attached hereto, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,                 .

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By:	DCT Industrial Trust, Inc., its sole general partner

By:
Name:
Title:

Exhibit E - Page 2

For the Quarter/Year ended             (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

Schedule 1 - Page 1

SCHEDULE 2

to the Compliance Certificate

Schedule 2 - Page 1

EXHIBIT F-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]2 Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each]3 Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit and Term Loan Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all of the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant

[2]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[3]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

Exhibit F-1 - Page 1

to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.	Assignor[s]:

  [Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.	Borrower(s):

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Second Amended and Restated Credit and Term Loan Agreement, dated as of , 2015, among DCT Industrial Operating Partnership LP, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

6.	Assigned Interest[s]:

Assignor[s][4]	Assignee[s][5]	Facility Assigned[6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[8]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[4]	List each Assignor, as appropriate.
[5]	List each Assignee and, if available, its market entity identifier, as appropriate.
[6]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).
[7]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit F-1 - Page 2

[7.	Trade Date: ]

Effective Date:             , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:] [Add additional consents required by Credit Agreement]

By:
Title:

Exhibit F-1 - Page 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[                    ]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [[the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim. (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such]

Annex 1 - Page 1

Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1 - Page 2

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

EXHIBIT F-2

1. Borrower or Deal Name DCT INDUSTRIAL OPERATING PARTNERSHIP

E-mail this document with your commitment letter to: Henry Pennell, Agency Management

E-mail address of recipient: henry.pennell@baml.com

2.	Legal Name of Lender of Record for Signature Page:
Markit Entity Identifier (MEI) #
Fund Manager Name (if applicable)
Legal Address from Tax Document of Lender of Record:
Country
Address
City State/Province Country

3. Domestic Funding Address:	4. Eurodollar Funding Address:
Street Address	Street Address
Suite/ Mail Code	Suite/ Mail Code
City State	City State
Postal Code Country	Postal Code Country

5. Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:
First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak
E-Mail Address

Secondary Credit Contact:
First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State

1 REV June 2012

Exhibit F-2 - Page 1

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak
E-Mail Address

Primary Operations Contact:	Secondary Operations Contact:

First MI Last	First MI Last
Title	Title
Street Address	Street Address
Suite/ Mail Code	Suite/ Mail Code
City State	City State
Postal Code Country	Postal Code Country
Telephone Facsimile	Telephone Facsimile
E-Mail Address	E-Mail Address
IntraLinks/SyndTrak E-Mail	IntraLinks/SyndTrak E-Mail
Address	Address

Does Secondary Operations Contact need copy of notices?             YES             NO

Letter of Credit Contact:	Draft Documentation Contact or Legal Counsel:

First MI Last	First MI Last
Title	Title
Street Address	Street Address
Suite/ Mail Code	Suite/ Mail Code
City State	City State
Postal Code Country	Postal Code Country
Telephone Facsimile	Telephone Facsimile
E-Mail Address	E-Mail Address

6. Lender’s Fed Wire Payment Instructions:

Pay to:

Bank Name

ABA #

City                                                                          State

Account #

Account Name

Attention

7. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

2 REV June 2012

Exhibit F-2 - Page 2

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

Bank Name

ABA #

City                                                                               State

Account #

Account Name

Attention

Can the Lender’s Fed Wire Payment Instructions in Section 6 be used?         YES          NO

8. Lender’s Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):

-

Tax Withholding Form Delivered to Bank of America (check applicable one):

         W-9         W-8BEN         W-8ECI                       W-8EXP                          W-8IMY

Tax Contact:

First                      MI      Last

Title

Street Address

Suite/ Mail Code

City                                          State

Postal Code                          Country

Telephone                      Facsimile

E-Mail Address

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form

3 REV June 2012

Exhibit F-2 - Page 3

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

9. Bank of America’s Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Account # 1292000883
Attn: Corporate Credit Services
Ref: DCT Industrial

4 REV June 2012

Exhibit F-2 - Page 4

EXHIBIT G-1

FORM OF AMEMDED AND RESTATED TRUST GUARANTY

AMENDED AND RESTATED TRUST GUARANTY

This Amended and Restated Trust Guaranty is made as of                 , 2015, by DCT Industrial Trust Inc., a Maryland corporation (“Guarantor”), to and for the benefit of Bank of America, N.A., individually (“Bank of America”) and as administrative agent (“Administrative Agent”) for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the “Lenders”).

RECITALS

A. DCT Industrial Operating Partnership LP, a limited partnership organized under the laws of the State of Delaware (“Borrower”), has requested that the Lenders make unsecured credit facilities available to Borrower (the “Facilities”).

B. The Lenders have agreed to make available the Facilities to Borrower pursuant to the terms and conditions set forth in the Amended and Restated Credit and Term Loan Agreement dated February 20, 2013 among Borrower, Bank of America, individually, and as Administrative Agent, and the Lenders named therein (the “Original Credit Agreement”), which was amended and restated in its entirety pursuant to that certain Second Amended and Restated Credit and Term Loan Agreement dated as of even date herewith (as amended, modified or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

C. If requested to do so, Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes as evidence of Borrower’s indebtedness to each such Lender with respect to the Facilities (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the “Notes”).

D. Guarantor is the sole general partner of the Borrower. Guarantor acknowledges that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement will benefit Guarantor by enhancing the financial strength of the consolidated group of which Guarantor and Borrower are members. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the performance by the Lenders of their obligations under the Credit Agreement.

Exhibit G-1 - Page 1

AGREEMENTS

NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

1. Guarantor absolutely, unconditionally, and irrevocably guaranties to each of the Lenders:

(a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

(b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the other Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.” All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the “Obligations.”

2. In the event of any Default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Guarantor agrees, on demand by the Administrative Agent, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents.

3. Guarantor does hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against Borrower or which Guarantor or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by the Administrative Agent and the

Exhibit G-1 - Page 2

Lenders to inform Guarantor of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facilities, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Guarantor the Lenders’ assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders. Guarantor further agrees that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Guarantor to enforce this Guaranty.

4. Guarantor further agrees that Guarantor’s liability as a guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Document, or by the Administrative Agent or the Lenders’ failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement or any other Loan Document, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing

Exhibit G-1 - Page 3

which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents, or any thereof, including an amendment to increase the amount of the Facilities, and may waive or release any provision or provisions of a Note, the Credit Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders’ rights hereunder or any of Guarantor’s obligations hereunder.

5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facilities from time to time. Guarantor agrees that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Guarantor hereby waives the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Document, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that the obligations of such Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement or any other Loan Document or by reason of Borrower’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

Exhibit G-1 - Page 4

6. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender’s rights under the Loan Documents.

7. If: (i) this Guaranty, a Note, or any of the other Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any other Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the other Loan Documents, or any property securing the Facility Indebtedness (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantor shall pay to the Administrative Agent or such Lender upon demand all reasonable and documented attorney’s fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantor will not seek, accept, or retain for Guarantor’s own account, any payment from Borrower on account of such subordinated debt at any time when a Default exists under the Credit Agreement or the other Loan Documents, and any such payments to Guarantors made while any Default then exists under the Credit Agreement or the other Loan Documents on account of such subordinated debt shall be collected

Exhibit G-1 - Page 5

and received by Guarantor in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

10. Guarantor hereby subordinates to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Guarantor or the Lenders or any right of Guarantors or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the agreements of Guarantor set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

11. Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

12. Guarantor hereby submits to personal jurisdiction in the State of New York for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of any United States Federal or New York State court sitting in New York, New York in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of New York and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

Exhibit G-1 - Page 6

13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

To Guarantor:

DCT Industrial Trust, Inc.
518 17th Street, 8th Floor
Denver, Colorado 80202
Attention:	Matthew T. Murphy
Telephone:	303-597-2400
Facsimile:	303-228-2201

With a copy to:

Ballard Spahr LLP
1225 17th Street, Suite 2300
Denver, CO 80202
Attention:	Beverly J. Quail
Telephone:	303-299-7305
Facsimile:	303-382-4605

To Bank of America, N.A., as Administrative Agent and as a Lender:

Bank of America, N.A.
901 Main Street, 64th Floor
Dallas, TX 75202-3714
Attention: Kurt Mathison
Facsimile:	214-209-0995

With a copy to:

Bank of America, N.A.
901 Main Street, 14th Floor
Dallas, TX 75202-3714
Attention:	Henry C. Pennell
Facsimile:	214-290-9448

If to any other Lender, to its address set forth in the Credit Agreement.

14. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders’ successors and assigns.

15. This Guaranty shall be construed and enforced under the laws of the State of New York.

Exhibit G-1 - Page 7

16. GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17. This Guaranty amends, restates and supersedes in its entirety that certain Trust Guaranty dated             , 2013.

[Remainder of Page Intentionally Blank]

Exhibit G-1 - Page 8

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

DCT INDUSTRIAL TRUST INC., a Maryland corporation

By:
Its:

Exhibit G-1 - Page 9

EXHIBIT G-2

FORM OF AMENDED AND RESTATED SUBSIDIARY GUARANTY

AMENDED AND RESTATED SUBSIDIARY GUARANTY

This Amended and Restated Subsidiary Guaranty is made as of             , 2015, by the parties identified in the signature pages thereto, and any Joinder to Guaranty hereafter delivered (collectively, the “Subsidiary Guarantors”), to and for the benefit of Bank of America, N.A., individually (“Bank of America”) and as administrative agent (“Administrative Agent”) for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the “Lenders”).

RECITALS

A. DCT Industrial Operating Partnership LP, a limited partnership organized under the laws of the State of Delaware (“Borrower”), has requested that the Lenders make unsecured credit facilities available to Borrower (the “Facilities”).

B. The Lenders have agreed to make available the Facilities to Borrower pursuant to the terms and conditions set forth in the Amended and Restated Credit and Term Loan Agreement dated February 20, 2013 among Borrower, Bank of America, individually, and as Administrative Agent, and the Lenders named therein (the “Original Credit Agreement”), which was amended and restated in its entirety pursuant to that certain Second Amended and Restated Credit and Term Loan Agreement dated as of even date herewith (as amended, modified or restated from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

C. If requested to do so, Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes as evidence of Borrower’s indebtedness to each such Lender with respect to the Facilities (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the “Notes”).

D. Subsidiary Guarantors are subsidiaries of Borrower. Subsidiary Guarantors acknowledge that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement will benefit Subsidiary Guarantors by making funds available to Subsidiary Guarantors through Borrower and by enhancing the financial strength of the consolidated group of which Subsidiary Guarantors and Borrower are members. The execution and delivery of this Guaranty by Subsidiary Guarantors are conditions precedent to the performance by the Lenders of their obligations under the Credit Agreement.

Exhibit G-2 - Page 1

AGREEMENTS

NOW, THEREFORE, Subsidiary Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

1. Subsidiary Guarantors absolutely, unconditionally, irrevocably, jointly and severally guaranty to each of the Lenders:

(a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

(b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the other Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.” All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the “Obligations.” Each Subsidiary Guarantor’s obligations hereunder are limited in the manner set forth in Paragraph 17 below.

2. In the event of any Default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Subsidiary Guarantors agree, on demand by the Administrative Agent, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents.

3. Subsidiary Guarantors do hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Subsidiary Guarantors may have against Borrower or which Subsidiary Guarantors or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or

Exhibit G-2 - Page 2

dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Subsidiary Guarantors with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Subsidiary Guarantors of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facilities, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Subsidiary Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Subsidiary Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Subsidiary Guarantors the Lenders’ assessment of the financial condition of Borrower. Subsidiary Guarantors acknowledge that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Subsidiary Guarantors. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders. Subsidiary Guarantors further agree that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Subsidiary Guarantors to enforce this Guaranty.

4. Subsidiary Guarantors further agree that Subsidiary Guarantors’ liability as guarantors shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Subsidiary Guarantors of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Document, or by the Administrative Agent or the Lenders’ failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement, or any other Loan Document, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Subsidiary Guarantors shall remain liable

Exhibit G-2 - Page 3

as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Subsidiary Guarantors further understand and agree that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents, or any thereof, including an amendment to increase the amount of the Facilities, and may waive or release any provision or provisions of a Note, the Credit Agreement or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders’ rights hereunder or any of Subsidiary Guarantors’ obligations hereunder.

5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Subsidiary Guarantors agree that their obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facilities from time to time. Subsidiary Guarantors agree that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Subsidiary Guarantors hereby waive the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Subsidiary Guarantors further agree that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Document, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Subsidiary Guarantors’ obligations hereunder, it being the purpose and intent of Subsidiary Guarantors that the obligations of such Subsidiary Guarantors hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Subsidiary Guarantors’ obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement or any other Loan Document or by reason of Borrower’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon

Exhibit G-2 - Page 4

the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Subsidiary Guarantors pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender’s rights under the Loan Documents.

7. If: (i) this Guaranty, a Note, or any of the other Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any other Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the other Loan Documents, or any property securing the Facility Indebtedness (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Subsidiary Guarantors shall pay to the Administrative Agent or such Lender upon demand all reasonable and documented attorney’s fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

Exhibit G-2 - Page 5

9. Any indebtedness of Borrower to Subsidiary Guarantors now or hereafter existing is hereby subordinated to the Facility Indebtedness. Subsidiary Guarantors will not seek, accept, or retain for Subsidiary Guarantors’ own account, any payment from Borrower on account of such subordinated debt at any time when a Default exists under the Credit Agreement or the other Loan Documents, and any such payments to Subsidiary Guarantors made while any Default then exists under the Credit Agreement or the other Loan Documents on account of such subordinated debt shall be collected and received by Subsidiary Guarantors in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Subsidiary Guarantors hereunder.

10. Subsidiary Guarantors hereby subordinate to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Subsidiary Guarantors may have against Borrower arising from a payment made by Subsidiary Guarantors under this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Subsidiary Guarantors or the Lenders or any right of Subsidiary Guarantors or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Subsidiary Guarantors hereunder. It is expressly understood that the agreements of Subsidiary Guarantors set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

11. Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

12. Subsidiary Guarantors hereby submit to personal jurisdiction in the State of New York for the enforcement of this Guaranty and waive any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Subsidiary Guarantors hereby consent to the jurisdiction of any United States Federal or New York State court sitting in New York, New York in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Subsidiary Guarantors hereby agree that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of New York and hereby waive any objection which Subsidiary Guarantors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

Exhibit G-2 - Page 6

13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

To Subsidiary Guarantor:

c/o DCT Industrial Trust, Inc.
518 17th Street, 8th Floor
Denver, Colorado 80202
Attention:	Matthew T. Murphy
Telephone:	303-597-2400
Facsimile:	303-228-2201

With a copy to:

Ballard Spahr LLP
1225 17th Street, Suite 2300
Denver, CO 80202
Attention:	Beverly J. Quail
Telephone:	303-299-7305
Facsimile:	303-382-4605

To Bank of America, N.A., as Administrative Agent and as a Lender:

Bank of America, N.A.
901 Main Street, 64th Floor
Dallas, TX 75202-3714
Attention: Kurt Mathison
Facsimile:	214-209-0995

With a copy to:

Bank of America, N.A.
901 Main Street, 14th Floor
Dallas, TX 75202-3714
Attention:	Henry C. Pennell
Facsimile:	214-290-9448

Exhibit G-2 - Page 7

If to any other Lender, to its address set forth in the Credit Agreement.

14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Subsidiary Guarantors and shall inure to the benefit of the Administrative Agent and the Lenders’ successors and assigns.

15. This Guaranty shall be construed and enforced under the laws of the State of New York.

16. SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

17. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantors, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor’s “Maximum Liability”). This Paragraph 17(a) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither any Subsidiary Guarantor nor any other person or entity shall have any right or claim under this Paragraph 17(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of such Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

(b) Each of the Subsidiary Guarantors agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Paragraph 17(b) shall be construed to increase any Subsidiary Guarantor’s obligations hereunder beyond its Maximum Liability.

Exhibit G-2 - Page 8

(c) In the event any Subsidiary Guarantor (a “Paying Subsidiary Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Subsidiary Guarantor (each a “Non-Paying Subsidiary Guarantor”) shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor. For the purposes hereof, each Non-Paying Subsidiary Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Subsidiary Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Subsidiary Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Subsidiary Guarantors, the aggregate amount of all monies received by such Subsidiary Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Paragraph 17(c) shall affect any Subsidiary Guarantor’s several liability for the entire amount of the Obligations (up to such Subsidiary Guarantor’s Maximum Liability). Each of the Subsidiary Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Obligations. The provisions of this Paragraph 17(c) are for the benefit of both the Administrative Agent and the Subsidiary Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

18. From time to time, additional parties may execute a joinder substantially in the form of Exhibit A hereto, and thereby become a party to this Guaranty. From and after delivery of such joinder, the Subsidiary delivering such joinder shall be a Subsidiary Guarantor, and be bound by all of the terms and provisions of this Guaranty.

19. This Guaranty amends, restates and supersedes in its entirety that certain Subsidiary Guaranty dated             , 2013.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit G-2 - Page 9

IN WITNESS WHEREOF, Subsidiary Guarantors have executed and delivered this Guaranty as of the date first written above.

[ADD SIGNATURE BLOCKS]

Exhibit G-2 - Page 10

EXHIBIT A TO AMENDED AND RESTATED SUBSIDIARY GUARANTY

FORM OF JOINDER TO GUARANTY

THIS JOINDER is executed by                     , a                     (“Subsidiary”), which hereby agrees as follows:

1. All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Amended and Restated Subsidiary Guaranty (the “Guaranty”) dated as of             , 2015, executed for the benefit of Bank of America, N.A., as agent for itself and certain other lenders, with respect to certain unsecured credit facilities from the Lenders to DCT Industrial Operating Partnership LP (“Borrower”).

2. As required by the Credit Agreement described in the Guaranty, Subsidiary is executing this Joinder to become a party to the Guaranty.

3. Each and every term, condition, representation, warranty, and other provision of the Guaranty, by this reference, is incorporated herein as if set forth herein in full and the undersigned agrees to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Guaranty.

[INSERT SIGNATURE BLOCK]

Exhibit G-2 - Page 1

EXHIBIT H-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit and Term Loan Agreement dated as of             , 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DCT Industrial Operating Partnership LP (the “Borrower”), Bank of America, N.A. (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20[ ]

Exhibit H-1 - Page 1

EXHIBIT H-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit and Term Loan Agreement dated as of             , 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DCT Industrial Operating Partnership LP (the “Borrower”), Bank of America, N.A. (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

Exhibit H-2 - Page 1

EXHIBIT H-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit and Term Loan Agreement dated as of             , 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DCT Industrial Operating Partnership LP (the “Borrower”), Bank of America, N.A. (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable). or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable). from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

Exhibit H-3 - Page 1

EXHIBIT H-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit and Term Loan Agreement dated as of             , 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DCT Industrial Operating Partnership LP (the “Borrower”), Bank of America, N.A. (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit H-4 - Page 1

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20[ ]

Exhibit I - Page 1